--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: SEPTEMBER 23, 2003
             (Date of Earliest Event Reported: September 23, 2003)

                              EL PASO CGP COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1-7176                        74-1734212
(State or other jurisdiction of    (Commission File Number)            (I.R.S. Employer
        incorporation)                                                Identification No.)

                                EL PASO BUILDING
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code (713) 420-2600

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

     In June 2003, El Paso Corporation's Board of Directors authorized the sale of substantially all of our petroleum markets operations, including our Aruba refinery, our Unilube blending operations, our domestic and international terminalling facilities and our petrochemical and chemical plants. The Board's actions were in addition to previous actions taken when they approved the sales of our Eagle Point refinery, our asphalt business and our lease crude operations. As a result of the Board's actions, we reported these operations as discontinued operations in our Form 10-Q for the quarterly period ended June 30, 2003.

     This Current Report on Form 8-K presents revised financial information that segregates our businesses as continued and discontinued operations for all periods presented in our Annual Report on Form 10-K for the year ended December 31, 2002. It should be noted that our net income was not affected by the reclassification of our petroleum markets business as a discontinued operation. Also, the information contained in this filing has only been updated for the treatment of our petroleum markets business as discontinued operations and has not been otherwise updated for activities occurring in our business after the date these consolidated financial statements were originally presented in our 2002 Form 10-K. You should read our Form 10-Q's for the periods ended March 31, 2003 and June 30, 2003, for this additional updating information.

     The following list of terms are common to our industry and used throughout this document:

Bcf     = billion cubic feet
MBbls   = thousand barrels
Mcfe    = thousand cubic feet of gas equivalents
MMBtu   = million British thermal units
MMcfe   = million cubic feet of gas equivalents

    When we refer to natural gas and oil in "equivalents," we are doing so to compare quantities of oil with quantities of natural gas or to express these different commodities in a common unit. In calculating equivalents, we use a generally recognized standard in which one Bbl of oil is equal to six Mcf of natural gas. Also, when we refer to cubic feet measurements, all measurements are at a pressure of 14.73 pounds per square inch.

     When we refer to "us", "we", "our", "ours", or "Coastal", we are describing El Paso CGP Company and/or our subsidiaries.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Below are our historical financial statements and financial statement schedules that reflect the reclassification of our petroleum markets operations as discontinued operations for all periods presented.

                              EL PASO CGP COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME
                                 (IN MILLIONS)

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               2002     2001     2000
                                                              ------   ------   ------
Operating revenues
  Pipelines.................................................  $  926   $1,054   $1,045
  Production................................................   1,258    1,783    1,131
  Field Services............................................     460      894      755
  Merchant Energy...........................................   1,206       43       68
  Other.....................................................     (31)     190      534
                                                              ------   ------   ------
                                                               3,819    3,964    3,533
                                                              ------   ------   ------
Operating expenses
  Cost of products and services.............................   1,043    1,121    1,209
  Operation and maintenance.................................     687      819      710
  Restructuring and merger-related costs....................       1      787       13
  (Gain) loss on long-lived assets..........................     694       69       (1)
  Ceiling test charges......................................     245      115       --
  Depreciation, depletion and amortization..................     608      632      582
  Taxes, other than income taxes............................      78      141      107
                                                              ------   ------   ------
                                                               3,356    3,684    2,620
                                                              ------   ------   ------
Operating income............................................     463      280      913
Earnings from unconsolidated affiliates.....................     112      220      276
Minority interest in consolidated subsidiaries..............     (52)      --       --
Other income................................................      71       81       98
Other expenses..............................................    (108)     (17)      (5)
Interest and debt expense...................................    (421)    (420)    (463)
Affiliated interest expense, net............................      (9)     (46)      --
Returns on preferred interests of consolidated
  subsidiaries..............................................     (35)     (51)     (60)
                                                              ------   ------   ------
Income before income taxes..................................      21       47      759
Income taxes................................................     (47)     139      228
                                                              ------   ------   ------
Income (loss) from continuing operations before
  extraordinary items and cumulative effect of accounting
  changes...................................................      68      (92)     531
Discontinued operations, net of income taxes................    (365)     (85)     123
Extraordinary items, net of income taxes....................      --      (11)      --
Cumulative effect of accounting changes, net of income
  taxes.....................................................      14       --       --
                                                              ------   ------   ------
Net income (loss)...........................................  $ (283)  $ (188)  $  654
                                                              ======   ======   ======

                            See accompanying notes.

                              EL PASO CGP COMPANY

                          CONSOLIDATED BALANCE SHEETS
                                 (IN MILLIONS)

                                                                DECEMBER 31,
                                                              -----------------
                                                               2002      2001
                                                              -------   -------
                                    ASSETS
Current assets
  Cash and cash equivalents.................................  $   128   $   141
  Accounts and notes receivable
     Customer, net of allowance of $21 in 2002 and $23 in
      2001..................................................      345       425
     Affiliates.............................................      521       486
     Other..................................................      187       141
  Inventory.................................................       61        59
  Assets from price risk management activities..............      102       255
  Assets of discontinued operations.........................    2,154     2,464
  Other.....................................................      163       100
                                                              -------   -------
          Total current assets..............................    3,661     4,071
                                                              -------   -------
Property, plant and equipment, at cost
  Natural gas and oil properties, at full cost..............    7,479     7,765
  Pipelines.................................................    6,522     6,556
  Power facilities..........................................      481       290
  Gathering and processing systems..........................      279       428
  Other.....................................................       89        96
                                                              -------   -------
                                                               14,850    15,135
  Less accumulated depreciation, depletion and
     amortization...........................................    6,566     5,232
                                                              -------   -------
          Total property, plant and equipment, net..........    8,284     9,903
                                                              -------   -------
Other assets
  Investments in unconsolidated affiliates..................    1,528     1,821
  Assets from price risk management activities..............      956       267
  Intangible assets, net....................................      495       515
  Assets of discontinued operations.........................    1,911     2,322
  Other.....................................................      398       167
                                                              -------   -------
                                                                5,288     5,092
                                                              -------   -------
          Total assets......................................  $17,233   $19,066
                                                              =======   =======

                            See accompanying notes.

                              EL PASO CGP COMPANY

                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                                                DECEMBER 31,
                                                              -----------------
                                                               2002      2001
                                                              -------   -------
                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
  Accounts payable
     Trade..................................................  $   208   $   138
     Affiliates.............................................       87     1,320
     Other..................................................      261       280
  Short-term borrowings (including current maturities of
     long-term debt and other financing obligations)........      369       910
  Notes payable to affiliates...............................    2,374        --
  Liabilities from price risk management activities.........      216         1
  Income taxes payable......................................       13       198
  Liabilities of discontinued operations....................    1,373     2,670
  Other.....................................................      260       263
                                                              -------   -------
          Total current liabilities.........................    5,161     5,780
                                                              -------   -------
Debt
  Long-term debt............................................    4,985     5,056
                                                              -------   -------
Other liabilities
  Liabilities from price risk management activities.........       24         1
  Deferred income taxes.....................................    1,753     1,735
  Liabilities of discontinued operations....................       87       155
  Other.....................................................      270       475
                                                              -------   -------
                                                                2,134     2,366
                                                              -------   -------
Commitments and contingencies
Securities of subsidiaries
  Preferred interests of consolidated subsidiaries..........      400       750
  Minority interests in consolidated subsidiaries...........      253       144
                                                              -------   -------
                                                                  653       894
                                                              -------   -------
Stockholder's equity
  Common stock, par value $1 per share; authorized and
     issued 1,000 shares....................................       --        --
  Additional paid-in capital................................    1,339     1,305
  Retained earnings.........................................    3,102     3,385
  Accumulated other comprehensive income (loss).............     (141)      280
                                                              -------   -------
          Total stockholder's equity........................    4,300     4,970
                                                              -------   -------
          Total liabilities and stockholder's equity........  $17,233   $19,066
                                                              =======   =======

                            See accompanying notes.

                              EL PASO CGP COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               2002      2001      2000
                                                              -------   -------   -------
Cash flows from operating activities
  Net income (loss).........................................  $  (283)  $  (188)  $   654
    Less net income (loss) from discontinued operations, net
     of income taxes........................................     (365)      (85)      123
                                                              -------   -------   -------
  Net income (loss) from continuing operations..............       82      (103)      531
  Adjustments to reconcile net income (loss) to net cash
    from operating activities
    Depreciation, depletion and amortization................      608       632       582
    Ceiling test charges....................................      245       115        --
    Undistributed (earnings) loss from unconsolidated
     affiliates.............................................       29      (104)      (16)
    Deferred income tax expense (benefit)...................      (20)       89       206
    (Gains) losses on long-lived assets.....................      694        69        (1)
    Extraordinary items.....................................       --        11        --
    Cumulative effect of accounting changes.................      (14)       --        --
    Non-cash gains from trading and power restructuring
     activities.............................................     (523)       --        --
    Non-cash portion of merger-related costs and changes in
     estimates..............................................       --       858       (13)
    Other non-cash income items.............................       47        27       (13)
    Working capital changes, net of non-cash transactions
      Accounts and notes receivable.........................     (469)     (448)     (481)
      Accounts payable......................................     (330)      497       150
      Inventory.............................................       54         5         3
      Changes in trading price risk management activities...       43        25       (29)
      Other working capital changes
        Assets..............................................       23      (229)      129
        Liabilities.........................................       (2)      105      (137)
    Non-working capital changes
      Assets................................................      155       714       (73)
      Liabilities...........................................      (96)     (502)      103
                                                              -------   -------   -------
    Cash provided by continuing operations..................      526     1,761       941
    Cash (used in) provided by discontinued operations......     (271)      191       198
                                                              -------   -------   -------
        Net cash provided by operating activities...........      255     1,952     1,139
                                                              -------   -------   -------
Cash flows from investing activities
  Additions to property, plant and equipment................   (1,389)   (2,074)   (1,913)
  Equity investments........................................      (45)     (133)     (282)
  Net proceeds from the sale of assets......................    1,628       271         5
  Net proceeds from the sale of investments.................      148       347        51
  Net change in restricted cash.............................      (59)       --        --
  Repayment of notes receivable from unconsolidated
    affiliates..............................................     (102)       18        --
  Net cash (paid) received for acquisitions, net of cash
    acquired................................................      (13)     (232)       --
  Other.....................................................      (64)        1        (1)
                                                              -------   -------   -------
    Cash provided by (used in) continuing operations........      104    (1,802)   (2,140)
    Cash used in discontinued operations....................     (201)     (212)     (141)
                                                              -------   -------   -------
        Net cash used in investing activities...............      (97)   (2,014)   (2,281)
                                                              -------   -------   -------
Cash flows from financing activities
  Net proceeds (repayments) under commercial paper and
    short-term credit facilities............................      (30)     (765)      217
  Issuances of common stock.................................       --         2        31
  Net proceeds from the issuance of long-term debt and other
    financing obligations...................................      882       340     1,722
  Payments to retire long-term debt and other financing
    obligations.............................................   (1,240)     (572)     (411)
  Payments to minority interest holders.....................     (160)       --        --
  Payments to preferred interest holders....................     (350)       --        --
  Dividends paid............................................       --       (13)      (54)
  Net proceeds from issuance of minority interests in
    subsidiaries............................................       33       139        --
  Net change in notes payable to unconsolidated
    affiliates..............................................      (56)       --        --
  Net change in affiliated advances payable.................    1,317       889        --
  Contributions from (distributions to) discontinued
    operations..............................................   (1,033)       99      (271)
  Other.....................................................       (6)        6        --
                                                              -------   -------   -------
    Cash provided by (used in) continuing operations........     (643)      125     1,234
    Cash provided by (used in) discontinued operations......      482        15       (56)
                                                              -------   -------   -------
        Net cash provided by (used in) financing
        activities..........................................     (161)      140     1,178
                                                              -------   -------   -------
Change in cash and cash equivalents.........................       (3)       78        36
  Less change in cash and cash equivalents related to
    discontinued operations.................................       10        (6)        1
                                                              -------   -------   -------
  Change in cash and cash equivalents from continuing
    operations..............................................      (13)       84        35
Cash and cash equivalents
  Beginning of period.......................................      141        57        22
                                                              -------   -------   -------
  End of period.............................................  $   128   $   141   $    57
                                                              =======   =======   =======

                            See accompanying notes.

                              EL PASO CGP COMPANY

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
   (IN THOUSANDS OF SHARES AND MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                             YEAR ENDED DECEMBER 31,
                                                              ------------------------------------------------------
                                                                   2002               2001                2000
                                                              ---------------   -----------------   ----------------
                                                              SHARES   AMOUNT    SHARES    AMOUNT   SHARES    AMOUNT
                                                              ------   ------   --------   ------   -------   ------
Preferred stock, par value 33 1/3c per share, authorized
  50,000 shares cumulative convertible preferred
  $1.19, Series A: Beginning balance........................     --    $  --          52   $  --         53   $   --
  Converted to common stock.................................                                             (1)      --
  Converted to El Paso common stock.........................                         (52)     --
                                                               ----    ------   --------   ------   -------   ------
        Ending balance......................................     --       --          --      --         52       --
                                                               ====    ======   ========   ======   =======   ======
  $1.83, Series B: Beginning balance........................     --       --          51      --         58       --
  Converted to common stock.................................                                             (7)      --
  Converted to El Paso common stock.........................                         (51)
                                                               ----    ------   --------   ------   -------   ------
        Ending balance......................................     --       --          --      --         51       --
                                                               ====    ======   ========   ======   =======   ======
  $5.00, Series C: Beginning balance........................     --       --          26      --         27       --
  Converted to common stock.................................                                             (1)      --
  Converted to El Paso common stock.........................                         (26)     --
                                                               ----    ------   --------   ------   -------   ------
        Ending balance......................................     --       --          --      --         26       --
                                                               ====    ======   ========   ======   =======   ======
Class A common stock, par value 33 1/3c per share,
  authorized 2,700 shares
  Beginning balance.........................................     --       --         311      --        345       --
  Converted to common stock.................................                                            (35)      --
  Conversion of preferred stock and exercise of stock
    options.................................................                                              1       --
  Converted to El Paso common stock.........................                        (311)     --
                                                               ----    ------   --------   ------   -------   ------
        Ending balance......................................     --       --          --      --        311       --
                                                               ====    ======   ========   ======   =======   ======
Common stock, par value 33 1/3c per share, authorized
  500,000 shares
  Beginning balance.........................................      1       --     219,605      73    217,705       72
  Exercise of stock options.................................                          86      --      1,793        1
  Conversion to El Paso common stock........................                    (219,690)    (73)
  Other.....................................................                                            107       --
                                                               ----    ------   --------   ------   -------   ------
        Ending balance......................................      1       --           1      --    219,605       73
                                                               ====    ======   ========   ======   =======   ======
Additional paid-in capital
  Beginning balance.........................................           1,305               1,044               1,032
  Merger-related equity exchange............................                                 (59)
  Capital contribution from El Paso.........................              32                 278
  Tax reallocation..........................................               2                  36
  Other.....................................................                                   6                  12
                                                                       ------              ------             ------
        Ending balance......................................           1,339               1,305               1,044
                                                                       ======              ======             ======
Retained earnings
  Beginning balance.........................................           3,385               3,573               2,973
  Net income (loss) for period..............................            (283)               (188)                654
  Dividends on common stock, 25c per share in 2000..........                                                     (54)
                                                                       ------              ------             ------
        Ending balance......................................           3,102               3,385               3,573
                                                                       ======              ======             ======
Accumulated other comprehensive income (loss)
  Beginning balance.........................................             280                  (8)                 (8)
  Other comprehensive income (loss).........................            (421)                288                  --
                                                                       ------              ------             ------
        Ending balance......................................            (141)                280                  (8)
                                                                       ======              ======             ======
Treasury stock, at cost
  Beginning balance.........................................     --       --      (4,395)   (132)    (4,396)    (132)
  Retirement of treasury shares.............................                       4,395     132
  Other.....................................................                                              1       --
                                                               ----    ------   --------   ------   -------   ------
        Ending balance......................................     --       --          --      --     (4,395)    (132)
                                                               ====    ------   ========   ------   =======   ------
        Total...............................................           $4,300              $4,970             $4,550
                                                                       ======              ======             ======

                            See accompanying notes.

                              EL PASO CGP COMPANY

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (IN MILLIONS)

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                               2002     2001    2000
                                                              ------   ------   -----
Net income (loss)...........................................  $(283)   $(188)   $654
                                                              -----    -----    ----
  Foreign currency translation adjustments..................    (12)     (30)     --
  Pension minimum liability accrual (net of income tax of
     $7)....................................................    (12)      --      --
  Unrealized net gains (losses) from cash flow hedging
     activities
     Cumulative-effect transition adjustment (net of income
      tax of $248)..........................................     --     (459)     --
     Unrealized mark-to-market gains (losses) arising during
      period (net of income tax of $140 in 2002 and $398 in
      2001).................................................   (241)     727      --
     Reclassification adjustments for changes in initial
      value to settlement date (net of income tax of $86 in
      2002 and $26 in 2001).................................   (156)      50      --
                                                              -----    -----    ----
       Other comprehensive income (loss)....................   (421)     288      --
                                                              -----    -----    ----
Comprehensive income (loss).................................  $(704)   $ 100    $654
                                                              =====    =====    ====

                            See accompanying notes.

                              EL PASO CGP COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     Our consolidated financial statements include the accounts of all majority-owned, controlled subsidiaries after the elimination of all significant intercompany accounts and transactions. Our results for all periods presented reflect our petroleum markets and coal mining businesses as discontinued operations. Additionally, our financial statements for prior periods include reclassifications that were made to conform to the current year presentation. Those reclassifications did not impact our reported net income or stockholder's equity.

  Principles of Consolidation

     We consolidate entities when we have the ability to control the operating and financial decisions and policies of that entity. Where we can exert significant influence over, but do not control, those policies and decisions, we apply the equity method of accounting. We use the cost method of accounting where we are unable to exert significant influence over the entity. The determination of our ability to control or exert significant influence over an entity involves the use of judgment of the extent of our control or influence and that of the other equity owners or participants of the entity. Discussed below as part of new accounting principles issued but not yet adopted is a standard that, once effective, will impact our consolidation principles.

  Use of Estimates

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions that affect the amounts we report as assets, liabilities, revenues and expenses and our disclosures in these financial statements. Actual results can, and often do, differ from those estimates.

 Accounting for Regulated Operations

     Our natural gas pipelines are subject to the jurisdiction of the FERC in accordance with the Natural Gas Act of 1938 and Natural Gas Policy Act of 1978. We discontinued the application of regulatory accounting principles under Statement of Financial Accounting Standards (SFAS) No. 71, Accounting for the Effects of Certain Types of Regulation in 1996. SFAS No. 71 provides that rate regulated enterprises account for and report assets and liabilities consistent with the economic effect of the way in which regulators establish rates, if those rates are designed to recover the costs of providing the regulated service and if it is reasonable to assume that those rates can be charged and collected. While our rates are designed to recover our costs, our ability to extend or re-market expiring contracts is highly dependent on competitive alternatives at the time these contracts are extended or expire. Currently, a substantial portion of our revenues are under contracts that are discounted at rates below the maximum rates. We will continue to evaluate the application of regulatory accounting principles based on on-going changes in the regulatory and economic environment and further actions in current and future rate cases or settlements.

  Cash and Cash Equivalents

     We consider short-term investments with an original maturity of less than three months to be cash equivalents.

     We maintain cash on deposit with banks and insurance companies that is pledged for a particular use or restricted to support a potential liability. We classify these balances as other current or non-current assets in our balance sheet based on when we expect this cash to be used. As of December 31, 2002, we reported $28 million and $32 million as other current assets and other non-current current assets. As of December 31, 2001, we reported $17 million as other current assets.

  Allowance for Doubtful Accounts

     We establish provisions for losses on accounts receivable and for natural gas imbalances due from shippers and operators if we determine that we will not collect all or part of the outstanding balance. We regularly review collectibility and establish or adjust our allowance as necessary using the specific identification method.

  Inventory

     Our inventory consists of crude oil, materials and supplies, natural gas in storage and power turbines. Included in our assets from discontinued operations is inventory related to refined products, crude oil, chemicals, and coal. We classify all inventory as current or non-current based on whether it will be sold or used in the next twelve months. We report non-current inventory as part of other non-current assets in our balance sheets. We use the first-in, first-out and the average cost methods to account for our refined products, crude oil and chemicals inventories and the average cost method to account for our other inventories. We value all inventory at the lower of its cost or market value.

  Natural Gas and Oil Imbalances and Exchanges

     Natural gas and oil imbalances occur when the actual amount of natural gas or oil delivered from or received by a pipeline system, processing plant or storage facility differs from the contractual amount scheduled to be delivered or received. Natural gas exchange transactions involve receiving or delivering natural gas that will be made up in-kind. We value these imbalances and exchanges due to or from shippers and operators at an appropriate market index price. Imbalances and exchanges are settled in cash or made up in-kind, subject to the contractual terms of settlement and tariffs.

     Imbalances and exchanges due from others are reported in our balance sheet as either accounts receivable from customers or accounts receivable from unconsolidated affiliates. Imbalances and exchanges owed to others are reported on the balance sheet as either trade accounts payable or accounts payable to unconsolidated affiliates. In addition, all imbalances and exchanges are classified as current or long-term depending on when we expect to settle them.

  Property, Plant and Equipment

     Our property, plant and equipment is recorded at its original cost of construction or, upon acquisition, at either the fair value of the assets acquired or the cost to the entity that first placed the asset in service. We capitalize direct costs, such as labor and materials, and indirect costs, such as overhead and interest. We capitalize the major units of property replacements or improvements and expense minor items.

     The following table presents our property, plant and equipment by type, depreciation method, remaining useful lives and depreciation rate:

                                                              REMAINING USEFUL
                    TYPE                          METHOD           LIVES           RATES
---------------------------------------------  -------------  ----------------   ----------
                                                                 (IN YEARS)
Pipeline and storage systems.................  Straight-line        2-60          1% to 25%
Power facilities(1)..........................  Straight-line        5-19          5% to 33%
Gathering and processing systems(1)..........  Straight-line        1-40          3% to 25%
Transportation equipment(1)..................  Straight-line         1-5         10% to 33%
Buildings and improvements(1)................  Straight-line        1-15          2% to 50%
Office and miscellaneous equipment(1)........  Straight-line         1-7          3% to 33%

---------------

(1) These amounts do not include refining, crude oil, and chemical facilities, which have been included as assets from discontinued operations. These facilities were being amortized on a straight-line basis over one to thirty-three years prior to their classification as discontinued operations.

     When we retire facilities, we reduce property, plant and equipment for its original cost, less accumulated depreciation, and salvage value. Any remaining gain or loss is recorded in income.

     We capitalize a carrying cost on funds invested in our construction of long-lived assets. This carrying cost includes an interest cost on the investment financed by debt (capitalized interest). The capitalized interest is calculated based on our average cost of debt. Amounts capitalized during the years ended December 31, 2002, 2001 and 2000, were $17 million, $34 million and $48 million (excluding amounts related to discontinued operations of $1 million for 2002, $2 million for 2001 and $7 million for 2000). These amounts are included as a reduction of interest expense in our income statements. Capitalized carrying costs for debt is reflected as an increase in the cost of the asset on the balance sheet.

  Asset Impairments

     We apply the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to account for asset impairments. Under this standard, we evaluate an asset for impairment when events or circumstances indicate that a long-lived asset's carrying value may not be recovered. These events include market declines, changes in the manner in which we intend to use an asset or decisions to sell an asset and adverse changes in the legal or business environment such as adverse actions by regulators. When we decide to exit or sell a long-lived asset or group of assets, we adjust the carrying value of these assets downward, if necessary, to the estimated sales price, less costs to sell. We also reclassify the asset or assets as either held for sale or as discontinued operations, depending on whether they have independently determinable cash flows.

  Natural Gas and Oil Properties

     We use the full cost method to account for our natural gas and oil properties. Under the full cost method, substantially all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of natural gas and oil reserves are capitalized. These capitalized amounts include the costs of all unproved properties, internal costs directly related to acquisition, development and exploration activities and capitalized interest.

     We amortize these costs using the unit of production method over the life of our proved reserves. Each quarter, we calculate the unit of production depletion rate based on our estimated production and an estimate of proved reserves. Capitalized costs associated with unproved properties are excluded from amortizable costs until these properties are evaluated. Future development costs and dismantlement, restoration and abandonment costs, net of estimated salvage values, are included in costs subject to amortization.

     Our capitalized costs, net of related income tax effects, are limited to a ceiling based on the present value of future net revenues using end of period spot prices, discounted at 10 percent plus the lower of cost or fair market value of unproved properties, net of related income tax effects. If these discounted revenues are not equal to or greater than total capitalized costs, we are required to write-down our capitalized costs to this level. We perform this ceiling test calculation each quarter. Any required write-downs are included in our income statements as a ceiling test charge. Our ceiling test calculations include the effects of derivative instruments we have designated as cash flow hedges of our anticipated future natural gas and oil production.

     We do not recognize a gain or loss on sales of our natural gas and oil properties, unless those sales would significantly alter the relationship between capitalized costs and proved reserves. We treat sales proceeds on non-significant sales as an adjustment to the cost of our properties.

  Planned Major Maintenance

     Repair and maintenance costs are generally expensed as incurred, unless they improve the operating efficiency or extend the useful life of an asset.

     Included as assets and liabilities from discontinued operations are amounts associated with planned major maintenance activities related to our petroleum markets operations (see Note 9). Our petroleum markets operations own and have interests in domestic and international refineries. In our domestic refining business, repair and maintenance costs for planned major maintenance activities are accrued as a liability in a systematic and rational manner over the period of time until the planned major maintenance activities occur. Any difference between the accrued liability and the actual costs incurred in performing the maintenance activities are charged or credited to expense at the time the maintenance occurs. At our international refineries, the cost of each major maintenance activity is capitalized and amortized to expense in a systematic and rational manner over the estimated period extending to the next planned major maintenance activity. The types of costs we accrue in conjunction with major maintenance at our refineries are outside contractor costs, materials and supplies, company labor and other outside services. For our domestic operations, we had accruals for major maintenance of $40 million and $36 million at December 31, 2002 and 2001, and for our international operations, we capitalized $75 million and $51 million for the years ended December 31, 2002 and 2001.

  Goodwill and Other Intangible Assets

     Our intangible assets consist of goodwill resulting from acquisitions and other intangible assets. We apply SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets to account for these intangibles. Under these standards, we recognize goodwill separately from other intangible assets. In addition, goodwill is not amortized and is periodically tested for impairment, at least annually, or whenever an event occurs that indicates that an impairment may have occurred. We adopted these standards on January 1, 2002 and stopped amortizing goodwill.

     SFAS No. 142 requires that we perform impairment tests upon adoption of the standard on January 1, 2002 and at least annually thereafter. The initial impairment tests we performed as of January 1, 2002 indicated no impairment of goodwill. The impairment tests we performed as of December 31, 2002, however, indicated a pre-tax impairment of goodwill associated with our Field Services segment of $14 million. This impairment was recorded in 2002 and was primarily the result of the sale of assets in the Field Services segment during 2002 and early 2003. The net carrying amounts of our goodwill as of January 1, 2002 and December 31, 2002 reported in net intangible assets in our balance sheets, and the changes in the net carrying amounts of goodwill for the year ended December 31, 2002 for each of our segments are as follows:

                                                                            FIELD     MERCHANT
                                                  PIPELINES   PRODUCTION   SERVICES    ENERGY    TOTAL
                                                  ---------   ----------   --------   --------   -----
                                                                     (IN MILLIONS)
Balances as of January 1, 2002..................    $413         $61         $ 15       $--      $489
Impairments.....................................      --          --          (14)       --       (14)
Other changes...................................      --           1           --        --         1
                                                    ----         ---         ----       ---      ----
Balances as of December 31, 2002................    $413         $62         $  1       $--      $476
                                                    ====         ===         ====       ===      ====

     Our other intangible assets consist of customer lists and other miscellaneous intangible assets. We amortize all intangible assets on a straight-line basis over their estimated useful life. The following are the gross carrying amounts and accumulated amortization of our other intangible assets as of December 31:

                                                              2002    2001
                                                              -----   -----
                                                              (IN MILLIONS)
Intangible assets subject to amortization...................  $ 31     $31
Accumulated amortization....................................   (12)     (5)
                                                              ----     ---
                                                              $ 19     $26
                                                              ====     ===

     Amortization expense of our intangible assets that were subject to amortization was $7 million for the year ended December 31, 2002. For the year ended December 31, 2001, amortization of all intangible assets, including goodwill, was $32 million. Based on the current amount of intangible assets subject to amortization, our estimated amortization expense is approximately $2 million for each of the next five years. These amounts may vary as a result of future acquisitions, dispositions and any recorded impairments.

     The following table presents our income (loss) from continuing operations before extraordinary items and cumulative effect of accounting changes and net income (loss) for the years ended December 31, 2001 and 2000, as if goodwill had not been amortized during those periods, compared with those amounts reported for the years ended December 31, 2002:

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2002       2001       2000
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
Reported income (loss) from continuing operations before
  extraordinary items and cumulative effect of accounting
  changes(1)................................................   $  68      $ (92)      $531
Amortization of goodwill and indefinite-lived intangibles...      --         16         15
                                                               -----      -----       ----
Adjusted income (loss) from continuing operations before
  extraordinary items and cumulative effect of accounting
  changes...................................................   $  68      $ (76)      $546
                                                               =====      =====       ====
Net income (loss):
Reported net income (loss)..................................   $(283)     $(188)      $654
Amortization of goodwill and indefinite-lived intangibles...      --         16         15
                                                               -----      -----       ----
Adjusted net income (loss)..................................   $(283)     $(172)      $669
                                                               =====      =====       ====

------------

(1) Amounts reflect the classification of the results of our petroleum markets and coal businesses as discontinued operations.

  Pension and Other Postretirement Benefits

     El Paso maintains several pension and other postretirement benefit plans. These plans require us to make contributions to fund the benefits to be paid out under the plans. These contributions are invested until the benefits are paid out to plan participants. We record benefit expense in our income statement. This benefit expense is a function of many factors including benefits earned during the year by plan participants (which is a function of the employee's salary, the level of benefits provided under the plan, actuarial assumptions, and the passage of time), expected return on plan assets and recognition of certain deferred gains and losses as well as plan amendments.

     We compare the benefits earned, or the accumulated benefit obligation, to the plan's fair value of assets on an annual basis. To the extent the plan's accumulated benefit obligation exceeds the fair value of plan assets, we record a minimum pension liability in our balance sheet equal to the difference in these two amounts. We do not adjust this minimum liability if it is less than the liability already accrued for the plan. If this difference is greater than the pension liability recorded on our balance sheet, however, we record an additional liability and an amount to other comprehensive loss, net of income taxes, on our financial statements.

  Revenue Recognition

     Our business segments provide a number of services and sell a variety of products. Our revenue recognition policies by segment are as follows:

     Pipelines revenues. Our Pipelines segment derives revenues primarily from transportation and storage services and sales under gas sales contracts. For our transportation and storage services, we recognize reservation revenue on firm contracted capacity ratably over the contract period. For interruptible or volumetric based services, we record revenues when we complete the delivery of natural gas to the agreed upon delivery point and when natural gas is injected or withdrawn from the storage facility. Revenues under natural gas sales contracts are recognized when physical deliveries of commodities are made at the agreed upon delivery point. Revenues in all services are generally based on the thermal quantity of gas delivered or subscribed at a price specified in the contract or tariff. We are subject to FERC regulations and, as a result, revenues we collect may possibly be refunded in a final order of a pending or future rate proceeding or as a result of a rate settlement. We have established reserves for these potential refunds.

     Production revenues. Our Production segment's revenues are derived principally through physical sales of natural gas, oil and natural gas liquids produced. Revenues from sales of these products are recorded upon the passage of title using the sales method, net of any royalty interests or other profit interests in the produced product. When actual natural gas sales volumes exceed our entitled share of sales volumes, an overproduced imbalance occurs. To the extent the overproduced imbalance exceeds our share of the remaining estimated proved natural gas reserves for a given property, we record a liability. Costs associated with the transportation and delivery of our production are included in cost of sales.

     Field Services revenues. Our Field Services segment derives revenues principally from gathering, transportation and processing services and through the sale of commodities that are retained from providing these services. There are two general types of service: fee-based and make-whole. For fee-based services we recognize revenues at the time service is rendered based upon the volume of gas gathered, treated or processed at the contracted fee. For make-whole services, our fee consists of retainage of natural gas liquids and other by-products that are a result of processing, and we recognize revenues on these services at the time we sell these products, which generally coincides with when we provide the service.

     Merchant Energy revenues. Merchant Energy derives revenues from a number of sources including physical sales of natural gas, power and petroleum. Revenues on these physical sales are recognized based on the volumes delivered and the contracted or market price and are recognized at the time the commodity is delivered to the specified delivery point. Revenues from commodities sold as part of Merchant Energy's energy trading division are reflected net of the cost of these sales. The energy trading division of Merchant Energy also enters into derivative transactions which are recorded at their fair value. See a discussion of our income recognition policies on derivatives below under Price Risk Management Activities.

     Corporate. During 2000 and 2001 our corporate segment owned retail gas stations. These were sold during 2001. We recognized revenues from these activities when products and services were delivered to our retail customers.

     Discontinued Petroleum Markets Operations. Our discontinued petroleum markets operations derive their revenue from the sale of crude oil, refined petroleum products and chemicals. Revenues from the products sold in this business are based on the contractual terms of the sale, and are usually referenced to the market price of the commodity sold.

  Environmental Costs and Other Contingencies

     We record liabilities when our environmental assessments indicate that remediation efforts are probable, and the costs can be reasonably estimated. We recognize a current period expense for the liability when clean-up efforts do not benefit future periods. We capitalize costs that benefit more than one accounting period, except in instances where separate agreements or legal or regulatory guidelines dictate otherwise. Estimates of our liabilities are based on currently available facts, existing technology and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors, and include estimates of associated legal costs. These amounts also consider prior experience in remediating contaminated sites, other companies' clean-up experience and data released by the EPA or other organizations. These estimates are subject to revision in future periods based on actual costs or new circumstances and are included in our balance sheet in other current and long-term liabilities at their undiscounted amounts. We evaluate recoveries from insurance coverage or government sponsored programs separately from our liability and, when recovery is assured, we record and report an asset separately from the associated liability in our financial statements.

     We recognize liabilities for other contingencies when we have an exposure that, when fully analyzed, indicates it is both probable that an asset has been impaired or that a liability has been incurred and the amount of impairment or loss can be reasonably estimated. Funds spent to remedy these contingencies are charged against a reserve, if one exists, or expensed. When a range of probable loss can be estimated, we accrue the most likely amount or at least the minimum of the range of probable loss.

  Price Risk Management Activities

     We engage in price risk management activities to manage market risks associated with commodities we purchase and sell, interest rates and foreign currency exchange rates. These price risk management activities include trading activities that we enter into with the objective of generating profits or from exposure to shifts or changes in market prices, non-trading activities related to our power investment, generation and power contract restructuring activities, and other non-trading activities that involve hedging the market price risk exposures on our assets, liabilities, contractual commitments and forecasted transactions of each of our business segments. Our trading and non-trading price risk management activities involve the use of a variety of derivative financial instruments, including:

     - exchange-traded fixtures contracts that involve cash settlements;

     - forward contracts that involve cash settlements or physical delivery of a commodity;

     - swap contracts that require payments to (or receipts from) counterparties based on the difference between a fixed and a variable price, or two variable prices, for a commodity; and

     - exchange-traded and over-the-counter options.

     We account for our trading and non-trading derivative instruments under SFAS No. 133, Accounting for Derivatives and Hedging Activities. Under SFAS No. 133, all derivatives are reflected in our balance sheet at their fair value as price risk management activities. We classify our price risk management activities as either current or non-current assets or liabilities based on our overall position by counterparty and their anticipated settlement date. Cash inflows and outflows associated with the settlement of our price risk management activities are recognized in operating cash flows, and any receivables and payables resulting from these settlements are reported separately from price risk management activities in our balance sheet as trade receivables and payables. The accounting for revenues and expenses associated with our price risk management activities varies based on whether those activities are trading activities or non-trading activities. See Note 11 for a further description of our price risk management activities.

     During 2002, we adopted DIG Issue No. C-16, Scope Exceptions: Applying the Normal Purchases and Sales Exception to Contracts that Combine a Forward Contract and Purchased Option Contract. DIG Issue No. C-16 requires that if a fixed-price fuel supply contract allows the buyer to purchase, at their option, additional quantities at a fixed-price, the contract is a derivative that must be recorded at its fair value. One of our unconsolidated affiliates, the Midland Cogeneration Venture Limited Partnership, recognized a gain on one fuel supply contract upon adoption of these new rules, and we recorded a gain of $14 million, net of income taxes, as a cumulative effect of an accounting change in our income statement for our proportionate share of this gain.

     During 2002, we also adopted the provisions of EITF Issue 02-3, Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities. EITF Issue 02-3 requires that all revenues and costs associated with trading activities should be shown net in the income statement, whether or not they are physically settled. We began to report our trading activity on a net basis (revenues net of the expenses of the physically settled purchases) as a component of revenues effective July 1, 2002. We applied this guidance to all prior periods, which had no impact on previously reported net income or stockholder's equity. Revenues and costs for periods prior to the adoption of EITF Issue No. 02-3 are revised as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                2001          2000
                                                              ---------     ---------
                                                                   (IN MILLIONS)
Gross operating revenues(1).................................   $ 5,006       $ 5,393
Costs reclassified(2).......................................    (1,042)       (1,860)
                                                               -------       -------
  Net operating revenues reported in the income
     statements.............................................   $ 3,964       $ 3,533
                                                               =======       =======

---------------

(1) These amounts do not include petroleum markets revenues included as discontinued operations of $20.3 billion for 2001 and $21.3 billion for 2000.

(2) These amounts do not include petroleum markets costs included as discontinued operations of $15.6 billion for 2001 and $9.2 billion for 2000.

  Income Taxes

     We report current income taxes based on our taxable income and we provide for deferred income taxes to reflect estimated future tax payments or receipts. Deferred taxes represent the tax impacts of differences between the financial statement and tax bases of assets and liabilities and carryovers at each year end. We account for tax credits under the flow-through method, which reduces the provision for income taxes in the year the tax credits first become available. We reduce deferred tax assets by a valuation allowance when, based on our estimates, it is more likely than not that a portion of those assets will not be realized in a future period. The estimates utilized in recognition of deferred tax assets are subject to revision, either up or down, in future periods based on new facts or circumstances.

     El Paso maintains a tax accrual policy to record both regular and alternative minimum tax for companies included in its consolidated federal income tax return. The policy provides, among other things, that (i) each company in a taxable income position will accrue a current expense equivalent to its federal income tax, and (ii) each company in a tax loss position will accrue a benefit to the extent its deductions, including general business credits, can be utilized in the consolidated return. El Paso pays all federal income taxes directly to the IRS and, under a separate tax billing agreement, El Paso may bill or refund its subsidiaries for their portion of these income tax payments. Prior to the 2001 tax return, we filed a separate tax return and were not subject to El Paso's tax accrual policy.

  Excise Taxes

     In our refining and marketing operations, we do not record the amounts of excise taxes we bill and collect from customers in revenues. Rather, we record a receivable from our customers and a payable to the government agencies or suppliers.

     In our retail business, we sold substantially all of our retail gas stations in 2001. During 2001 and 2000, we accounted for excise taxes by recording amounts billed to customers in operating revenues with a corresponding entry for amounts owed in operating expenses. As of December 31, 2001 and 2000, we recorded approximately $69 million and $198 million in excise taxes related to our retail activities.

  Foreign Currency Transactions and Translation

     We record all currency transaction gains and losses in income. These gains or losses are classified in our income statement based upon the nature of the transaction that gives rise to the currency gain or loss. For sales and purchases of commodities or goods, these gains or losses are included in operating revenue or expense. For gains and losses arising through equity investees, we record these gains or losses as equity earnings. For gains or losses on foreign denominated debt, we include these gains or losses as a component of interest expense. The net currency loss recorded in operating income was insignificant in 2002 and 2001. The U.S. dollar is the functional currency for the majority of our foreign operations. For foreign operations whose functional currency is deemed to be other than the U.S. dollar, assets and liabilities are translated at year-end exchange rates and included as a separate component of comprehensive income and stockholders' equity. The cumulative currency translation loss recorded in accumulated other comprehensive income was $50 million and $38 million at December 31, 2002 and 2001. Revenues and expenses are translated at average exchange rates prevailing during the year.

  Accounting for Debt Extinguishments

     We apply the provisions of SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections to account for debt extinguishments. Under SFAS No. 145, we are required to evaluate any gains or losses incurred when we retire debt early to determine whether they are extraordinary in nature or whether they should be included as ordinary income from continuing operations in the income statement. In the third quarter of 2002, we retired debt totaling $10 million, which resulted in a gain of $1 million. Because we believe that we will continue to retire debt in the near term, we reported this gain as income from continuing operations, as part of other income.

  New Accounting Pronouncements Issued But Not Yet Adopted

     As of December 31, 2002, there were a number of accounting standards and interpretations that had been issued but not yet adopted by us. Below is a discussion of the more significant standards that could impact us.

     Accounting for Asset Retirement Obligations. In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement requires companies to record a liability for the estimated retirement and removal costs of long-lived assets used in their business. The liability is recorded at its fair value, with a corresponding asset which is depreciated over the remaining useful life of the long-lived asset to which the liability relates. An ongoing expense will also be recognized for changes in the value of the liability as a result of the passage of time. The provisions of SFAS No. 143 are effective for fiscal years beginning after June 15, 2002. We expect that we will record a charge as a cumulative effect of accounting change of approximately $21 million, net of income taxes, upon our adoption of SFAS No. 143 on January 1, 2003. We also expect to record non-current retirement assets of $106 million and non-current retirement liabilities of $135 million on January 1, 2003. Our liability relates primarily to our obligations to plug abandoned wells in our Production and Pipelines segments over the next four to 24 years.

     Accounting for Costs Associated with Exit or Disposal Activities. In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement will require us to recognize costs associated with exit or disposal activities when they are incurred rather than when we commit to an exit or disposal plan. Examples of costs covered by this guidance include lease termination costs, employee severance costs associated with a restructuring, discontinued operations, plant closings or other exit or disposal activities. the statement is effective for fiscal years beginning after December 31, 2002, and will impact any exit or disposal activities we initiate after January 1, 2003.

     Accounting for Guarantees. In November 2002, the FASB issued FASB Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This interpretation requires that companies record a liability for all guarantees issued after January 31, 2003, including financial, performance, and fair value guarantees. This liability is recorded at its fair value upon issuance, and does not affect any existing guarantees issued before January 31, 2003. This standard also requires expanded disclosures on all existing guarantees at December 31, 2002. We have included these required disclosures in Note 16.

     Consolidation of Variable Interest Entities. In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. This interpretation defines a variable interest entity as a legal entity whose equity owners do not have sufficient equity at risk and/or a controlling financial interest in the entity. This standard requires that companies consolidate a variable interest entity if it is allocated a majority of the entity's losses and/or returns, including fees paid by the entity. The provisions of FIN No. 46 are effective for all variable interest entities created after January 31, 2003, and are effective on July 1, 2003 for all variable interest entities created before January 31, 2003. We have financial interests in several entities that we anticipate will be considered variable interest entities. They fall into two categories; operating leases with residual value guarantees and consolidated subsidiaries with preferred interests held by third party financial investors.

     Operating leases with residual value guarantees. We have an operating lease on a facility at our Aruba refinery (which is classified as a discontinued operation) where we provide a guarantee to the lessor for the residual value of the facilities that we lease. We believe we will consolidate the lessor under this arrangement on July 1, 2003 because (i) the equity investment by the third party investors (which are banks) is less than 10 percent of the total capitalization of the company that leases the facility to us, and (ii) because we guarantee a significant portion of the funds that were borrowed by the lessor to buy the facilities from us. When we consolidate the lessor of this facility, the assets owned by the lessor and the debt that supports the assets will be consolidated in our financial statements. In addition, these assets, once consolidated, will be subject to impairment testing under SFAS No. 144. Based on our preliminary analysis, we believe the impact on our financial statements will be to increase our total assets and long-term debt by approximately $350 million. These amounts, once consolidated, will be included in the assets and liabilities of our discontinued operations (see Note 9).

     Consolidated subsidiaries with preferred interests held by third party investors. We currently have interests in and consolidate an entity in which third party investors hold preferred interests. The preferred interests held by the third party investors are reflected in our balance sheet as preferred securities in consolidated subsidiaries. The third party investors are capitalized with three percent equity, which is held by banks in these arrangements, and 97 percent debt. We believe we would consolidate these third party investors under these arrangements because (i) the equity investment in these third party investors is less than the specified 10 percent of total capitalization of the investors and (ii) the right of the third party investors to expected residual returns from these arrangements is limited. When we consolidate these third party investors, the minority interest that is currently classified as preferred securities in consolidated subsidiaries will be classified as long-term debt. Coastal Securities Company Limited is our consolidated subsidiary that will be impacted by this standard. We believe the impact on our financial statements will be (in millions):

Decrease in preferred securities of consolidated
  subsidiaries..............................................       $100
Increase in long-term debt..................................       $100

     For a further discussion of the consolidated subsidiaries potentially impacted by this pronouncement, see Note 15.

2. MERGER AND DIVESTITURES

  Merger with El Paso Corporation

     In January 2001, we merged with El Paso Corporation (El Paso). In the merger, holders of our common stock and Class A common stock received 1.23 shares of El Paso common stock for each outstanding common share; holders of our Series A and Series B convertible preferred stock received 9.133 shares of El Paso common stock for each outstanding convertible preferred share; and holders of our Series C convertible preferred stock received 17.98 shares of El Paso common stock for each outstanding convertible preferred share. All these exchanges were done on a tax free basis. In addition, holders of our outstanding stock options received shares of El Paso common stock based on the fair value of these options on the date of the merger. As a result of the merger, El Paso owns 100 percent of our common equity.

  Divestitures

     During 2002 and 2003, we have completed or announced a number of asset sales in order to rationalize our business and address liquidity issues and changing market conditions. These sales occurred in all of our business segments and in our discontinued operations as follows:

                            PRETAX GAIN
SEGMENT          PROCEEDS     (LOSS)              SIGNIFICANT ASSETS AND INVESTMENTS SOLD
-------          --------   -----------    -----------------------------------------------------
                     (IN MILLIONS)
Completed in 2002
Pipelines         $  303       $   4       Natural gas and oil properties located in Texas,
                                             Kansas and
                                             Oklahoma and their related contracts
                                           12.3 percent equity interest in Alliance Pipeline and
                                             related assets
                                           Typhoon natural gas pipeline
Production         1,297        (702)(1)   Natural gas and oil properties located in:
                                             South Texas
                                             Colorado
                                             Southeast Texas
                                             Utah
                                             Western Canada
Field Services       120         (14)      Dragon Trail processing plant
                                           14.4 percent equity interest in Aux Sable NGL plant
                                           Gathering facilities located in Utah
                                           50 percent equity interest in Blacks Fork facility
                  ------       -----
Continuing
  Operations      $1,720       $(712)
                  ======       =====
Discontinued
  Operations      $  128       $  (3)      Coal reserves and properties in West Virginia,
                                             Virginia and
                  ======       =====
                                             Kentucky(2)
                                           50 percent equity interest in petroleum products
                                             terminals
                                           14.4 percent equity interest in Alliance Canada
                                             Marketing L.P.
                                           Typhoon oil pipeline
                                           NGL pipelines and fractionation facilities

---------------

(1) We recognized a loss of $702 million, or $452 million net of income tax, on the sale of natural gas and oil properties in Utah. A loss was recognized on this sale because the reserves sold significantly altered the relationship between capitalized costs and proved reserves. We did not, however, recognize gains or losses on the remaining completed sales of natural gas and oil properties because individually they did not alter the relationship between capitalized costs and proved reserves at the time they were sold.

(2) During 2002, we recorded impairment charges of $185 million since the carrying value was higher than our estimated net sales proceeds. These properties are presented in our financial statements as discontinued operations. See Note 9 for further discussion.

                            PRETAX GAIN
SEGMENT          PROCEEDS     (LOSS)              SIGNIFICANT ASSETS AND INVESTMENTS SOLD
-------          --------   -----------    -----------------------------------------------------
                     (IN MILLIONS)
Announced or completed in 2003 (amounts are estimates)(1)
Pipelines         $   43       $  (1)      Panhandle gathering system in Texas
                                           2.1 percent interest in Alliance pipeline and related
                                             assets
Production           178          --(2)    Natural gas and oil properties located in western
                                             Canada, New Mexico, Oklahoma and Mid-Continent
                                             region
Field Services        35          --       Gathering systems located in Wyoming
                  ------       -----
Continuing
  Operations      $  256       $  (1)
                  ======       =====
Discontinued
  Operations      $  577       $  63       Remaining coal reserves and properties in West
                  ======       =====       Virginia,
                                             Virginia and Kentucky(4)
                                           Corpus Christi refinery
                                           Florida petroleum terminals and tug and barge
                                           operations(3)
                                           Petroleum asphalt operations

---------------

(1) Sales that have been announced, but not completed, are subject to customary regulatory approvals and other conditions.
(2) We do not anticipate recognizing gains or losses on these sales of natural gas and oil properties because individually they will not significantly alter the relationship between capitalized costs and proved reserves at the time they are sold.
(3) The amount includes a $25 million receivable.
(4) Proceeds of $59 million consisted of $35 million in cash and $24 million in notes receivable.

     In December 2002, we classified several of Field Service's small gathering systems located in Wyoming to assets held for sale. The total assets being sold had a net book value in property, plant and equipment of approximately $31 million. We reclassified these assets as other current assets as of December 31, 2002, since we plan to sell them in the next twelve months.

     Under a Federal Trade Commission order, as a result of our January 2001 merger with El Paso, we sold our Gulfstream pipeline project, our 50 percent interest in the Stingray and U-T Offshore pipeline systems, and our investments in the Empire State and Iroquois pipeline systems. For the year ended December 31, 2001, net proceeds from these sales were approximately $184 million. We recognized extraordinary net losses of approximately $11 million, net of income taxes of approximately $5 million.

3. RESTRUCTURING AND MERGER-RELATED COSTS

     During each of the years ended December 31, we incurred restructuring and merger-related costs as follows:

                                                               2002    2001   2000
                                                               -----   ----   -----
                                                                  (IN MILLIONS)
Restructuring costs.........................................   $  1    $ --   $  --
Merger-related costs........................................     --     787      13
                                                               -----   ----   -----
     Total from continuing operations.......................   $  1    $787   $  13
                                                               =====   ====   =====
Discontinued operations.....................................   $  4    $ 27   $  --
                                                               =====   ====   =====

  Restructuring Costs

     Our restructuring costs were incurred in connection with organizational restructurings in connection with El Paso's balance sheet and liquidity enhancement activities in 2002. In December 2001, El Paso announced a plan to strengthen its balance sheet, reduce costs and focus its activities on its core natural gas business. During 2002, we completed an employee restructuring across all of our operating segments and in our discontinued operations, which resulted in a reduction of approximately 156 full-time positions through terminations. Through December 31, 2002, in our Merchant Energy segment and in our discontinued operations, we had incurred and paid substantially all of employee severance and termination costs in connection with these actions.

  Merger-Related Costs

     During the year ended 2001, we incurred merger-related costs in connection with our merger with El Paso completed in January 2001 as follows:

                                              CONTINUING OPERATIONS
                               ----------------------------------------------------     TOTAL
                                                         FIELD     MERCHANT           CONTINUING   DISCONTINUED
            2001               PIPELINES   PRODUCTION   SERVICES    ENERGY    OTHER   OPERATIONS    OPERATIONS
            ----               ---------   ----------   --------   --------   -----   ----------   ------------
                                                         (IN MILLIONS)
Employee severance, retention
  and transition costs.......    $ 76         $ 7         $ 2        $ 2      $480       $567          $16
Business and operational
  integration costs..........      86          15          --         --        22        123           --
Other........................      30          23          11         15        18         97           11
                                 ----         ---         ---        ---      ----       ----          ---
  Total merger-related
    costs....................    $192         $45         $13        $17      $520       $787          $27
                                 ====         ===         ===        ===      ====       ====          ===

     Employee severance, retention and transition costs include direct payments to, and benefit costs for, severed employees and early retirees that occurred as a result of our merger-related workforce reduction and consolidation. Following our merger with El Paso, we completed an employee restructuring across all of our operating segments, resulting in the reduction of 3,200 full-time positions through a combination of early retirements and terminations. Employee severance costs include actual severance payments and costs for pension and post-retirement benefits settled and curtailed under existing benefit plans as a result of these restructurings. Retention charges include payments to employees who were retained following the mergers and payments to employees to satisfy contractual obligations. Transition costs relate to costs to relocate employees and costs for severed and retired employees arising after their severance date to transition their jobs into the ongoing workforce.

     Employee severance, retention, and transition costs for 2001 were approximately $583 million which included pension and post-retirement benefits of $214 million which were accrued at the merger date and will be paid over the applicable benefit periods of the terminated and retired employees. All other costs were expensed as incurred and have been paid. Also included in the 2001 employee severance, retention and transition costs was a charge of $278 million resulting from the issuance of approximately 4 million shares of El Paso common stock on the date of the our merger in exchange for the fair value of our employees' and directors' stock options and restricted stock. A total of 339 employees and 11 directors received these shares.

     Business and operational integration costs include charges to consolidated facilities and operations of our business segments. Total charges in 2001 were $123 million. The charges include incremental fees under software and seismic license agreements of $15 million, which were recorded in our Production segment. Additional integration costs included approximately $108 million in estimated lease-related costs to relocate our pipeline operations from Detroit, Michigan to Houston, Texas. In addition, asset impairment charges of $13 million were incurred related to the closure of this facility. These charges were incurred in both our Pipeline and Corporate segments. These charges were accrued at the time we completed our relocations and closed these offices. The amounts accrued will be paid over the term of the applicable non-cancelable lease agreements. All other costs were expensed as incurred.

     Other costs for 2001 were $108 million which include payments made in satisfaction of obligations arising from the FTC approval of our merger with El Paso and other miscellaneous charges. These items were expensed in the period in which they were incurred.

     Merger-related costs of $13 million incurred in 2000 were related to transaction costs, which included investment banking, legal, accounting, consulting and other advisory fees incurred to obtain federal and state regulatory approvals and take other actions necessary to complete the merger. All of these items were expensed in the periods in which they were incurred.

4.  (GAIN) LOSS ON LONG-LIVED ASSETS

     (Gain) loss on long-lived assets consist of realized gains and losses on sales of long-lived assets and impairments of long-lived assets. During each of the years ended December 31, our (gains) losses on long-lived assets were as follows:

                                                              2002   2001   2000
                                                              ----   ----   -----
                                                                 (IN MILLIONS)
Continuing operations
  Realized (gain) loss......................................  $657   $  4   $  (1)
  Asset impairments.........................................    37     65      --
                                                              ----   ----   -----
     (Gain) loss on long-lived assets from continuing
      operations............................................  $694   $ 69   $  (1)
                                                              ====   ====   =====
Discontinued operations.....................................  $281   $106   $   4
                                                              ====   ====   =====

Realized (Gain) Loss

     Our realized (gain) loss on sales of long-lived assets from continuing operations for the years ended December 31, 2002, 2001 and 2000, were $657 million, $4 million and $(1) million. Our 2002 loss was primarily a result of losses related to the sales of natural gas and oil properties located in Utah in our Production segment, and the sale of our Natural Buttes gathering system, our Ouray gathering system and our Dragon Trail processing plant in our Field Services segment. See Note 2 for a further discussion of these divestitures. Our 2001 losses related to miscellaneous asset sales across all our segments. Our 2002 and 2001 realized (gain) loss from discontinued operations were (9) million and $3 million, and related to other miscellaneous asset sales. In 2000, our realized gain from our discontinued operations was approximately $17 million primarily related to a gain on the sale of a portion of our Montreal paraxylene plant.

Asset Impairments

     During the years ended December 31, we incurred asset impairment charges as presented in the following table:

                                                  AMOUNT                    CAUSE OF IMPAIRMENT
                                               -------------                -------------------
                                               (IN MILLIONS)
2002
Continuing operations
  Production
    Intangible asset.........................      $  4
                                                   ----        Sale of underlying properties
         Total Production....................         4
                                                   ----
  Field Services
    Goodwill impairment......................        14
                                                   ----        Sale of assets in the segment
         Total Field Services................        14
                                                   ----
  Merchant Energy
    Power turbines...........................        18
                                                   ----        Scaled down capital spending in new power
                                                               facilities and weak economic conditions in
                                                               the power sector
                                                     18
         Total Merchant Energy...............
                                                   ----
         Total 2002 asset impairments from
           continuing operations.............      $ 36
                                                   ====
Discontinued operations
                                                    185
  Coal mining business.......................                  Decision to exit coal mining business and
                                                               pursue sale of this business
                                                     91
  MTBE chemical processing plant.............                  MTBE was banned in our largest market.
                                                               Decision to eliminate future capital spending
                                                               to refit plant for alternative fuel uses
                                                     14
  Solarc project.............................                  Decision to discontinue future capital
                                                               investment
                                                   ----
         Total 2002 asset impairments from         $290
           discontinued operations...........
                                                   ====

                                                  AMOUNT                    CAUSE OF IMPAIRMENT
                                               -------------                -------------------
                                               (IN MILLIONS)
2001
Continuing operations
  Pipelines
    Renaissance Center leasehold
      improvements...........................      $  9        Relocation of Detroit headquarters
    Supply Link projects.....................         7        Decision following the El Paso merger not to
                                                               pursue these projects
    Other projects...........................         6        Decision following the El Paso merger not to
                                                               pursue these projects
                                                   ----
         Total Pipelines.....................        22
                                                   ----
  Production
    Australian and Indonesian assets.........        16        Decision following the El Paso merger not to
                                                               drill in these areas
                                                   ----
         Total Production....................        16
                                                   ----
  Merchant Energy
    Capitalized development costs............        20        Decision not to pursue projects following the
                                                               El Paso merger
    Other merchant assets....................         1        Change in strategy and business decisions
                                                               following merger
                                                   ----
         Total Merchant Energy...............        21
                                                   ----
  Corporate and Other
    Miscellaneous corporate assets...........         6        Relocation of Detroit headquarters
                                                   ----
                                                      6
         Total Corporate and Other...........
                                                   ----
         Total 2001 asset impairments from         $ 65
           continuing operations.............
                                                   ====
Discontinued operations
                                                     37        Facility shut down following the El Paso
  Oyster Creek chemical refining facility....                  merger
                                                     35        Refinery closed as a result of sale of retail
  Kansas refining operations.................                  outlets in the midwest
                                                     23        Change in strategy and business decisions
  Other merchant assets......................                  following merger
                                                      8        Lease of Corpus Christi refinery to Valero
  Corpus Christi refinery....................                  Energy Corporation
                                                   ----
         Total 2001 asset impairments from
           discontinued operations...........      $103
                                                   ====
2000
Discontinued operations
                                                   $ 13        Decision not to pursue development on these
  Florida and other refining assets..........                  projects
                                                      8        Decision to exit coal mining business and
  Coal mining business.......................                  pursue sale of this business
                                                   ----
         Total 2000 asset impairments from
           discontinued operations...........      $ 21
                                                   ====

     Our impairment charges were based on reducing the carrying value of these assets to their estimated fair value. Fair value was determined through a combination of estimating the proceeds from the sale of the asset, less anticipated selling costs (if we intend to sell the asset), or the discounted estimated cash flows of the asset based on current and anticipated future market conditions (if we intend to hold the asset).

5. CHANGES IN ACCOUNTING ESTIMATES

     During 2001, we incurred approximately $316 million in costs related to changes in accounting estimates which consist of $232 million in additional environmental remediation liabilities, $47 million in additional accrued legal obligations and a $37 million charge to reduce the value of our spare parts inventories to reflect changes in the usability of these parts in our worldwide operations. Of the overall amount, approximately $182 million of these costs were included in our operation and maintenance costs and $134 million were related to our discontinued petroleum markets and coal businesses included as part of discontinued operations. Of the amount included in our losses from discontinued operations, $87 million was for additional environmental remediation liabilities, $24 million was for additional accrued legal obligations, and $23 million was to reduce the value of our spare parts inventories. Our changes in estimates reduced our overall net income by approximately $241 million.

     The change in our estimated environmental remediation liabilities was due to a number of events including $109 million resulting from the sale of a majority of our retail gas stations, $31 million related to our closure of our Gulf Coast Chemical and Midwest refining operations, $10 million associated with the lease of our Corpus Christi refinery to Valero, and $82 million associated with conforming our methods of environmental identification, assessment and remediation strategies and processes to El Paso's historical practices following our merger with El Paso. This accounted for the remainder of the change in estimated obligations. The change in estimate of our legal obligations was a result of a review process to assess our legal exposures, strategies and plans following the merger with El Paso. Finally, the charge related to our spare parts inventories was primarily the result of several events that occurred as part of and following our merger with El Paso, including the consolidation of numerous operation locations, the sale of a majority of our retail gas stations, the shutdown of our Midwest refining operations and the lease of our Corpus Christi refinery. These changes were also a direct result of a fire at our Aruba refinery whereby a portion of the plant was rebuilt following the fire rendering many of these parts unusable. Also impacting these amounts was the evaluation of the operating standards, strategies and plans of our combined company following the merger.

6. CEILING TEST CHARGES

     Under the full cost method of accounting for natural gas and oil properties, we perform quarterly ceiling tests to evaluate whether the carrying value of natural gas and oil properties exceeds the present value of future net revenues, discounted at 10 percent, plus the lower of cost or fair market value of unproved properties, net of related income tax effects.

     For the year ended December 31, 2002, we recorded ceiling test charges of $245 million, of which $10 million was charged during the first quarter, $233 million was charged during the second quarter, and $2 million was charged during the fourth quarter. The write-down includes $226 million for our Canadian full cost pool, $10 million for our Brazilian full cost pool and $9 million for other international production operations, primarily in Australia. Our third quarter charges were based on the daily posted natural gas and oil prices as of November 1, 2002, adjusted for oilfield or natural gas gathering hub and wellhead price differences as appropriate. Had we computed the ceiling test charges based upon the daily posted natural gas and oil prices as of September 30, 2002, we would have incurred a charge of $96 million relating to our domestic full cost pool. The charge for the Canadian full cost pool primarily resulted from a low daily posted price for natural gas at June 30, 2002, which was approximately $1.43 per MMbtu.

     For the year ended December 31, 2001, we recorded ceiling test charges of $115 million, including $87 million for our Canadian full cost pool and $28 million for our Brazilian full cost pool. Our 2001 charges were based on the daily posted natural gas and oil prices as of November 1, 2001, adjusted for oilfield or natural gas gathering hub and wellhead price differences as appropriate. Had we computed the third quarter 2001 ceiling test charges based upon the daily posted natural gas and oil prices as of September 30, 2001, we would have incurred a ceiling test charge of $255 million. This amount would have included $227 million for our Canadian full cost pool and $28 million for our Brazilian full cost pool.

     We use financial instruments to hedge against the volatility of natural gas and oil prices. The impact of these hedges was considered in determining our ceiling test charges, and will be factored into future ceiling test calculations. Had the impact of our hedges not been included in calculating our ceiling test charges, we would have incurred a charge of $125 million for the nine months ended September 30, 2002, and $830 million for the nine months ended September 30, 2001, relating to our domestic full cost pool. The charges for our international cost pools would not have materially changed since we do not significantly hedge our international production activities.

7. OTHER INCOME AND OTHER EXPENSES

     Following are the components of other income and other expenses for each of the three years ended December 31:

                                                              2002   2001   2000
                                                              ----   ----   ----
                                                                (IN MILLIONS)
Other Income
  Favorable resolution of non-operating contingent
     obligations............................................  $ 31   $ 4    $  3
  Property losses and insurance.............................    --    --      --
  Rental income.............................................    --    22      18
  Development, management and administrative services fees
     on power projects......................................    11    12      16
  Interest income...........................................    13    23      27
  Income from retail operations.............................    --     7      15
  Other.....................................................    16    13      19
                                                              ----   ---    ----
          Total                                               $ 71   $81    $ 98
                                                              ====   ===    ====
Other Expenses
  Steam contract termination fees(1)........................  $ 90   $--    $ --
  Miscellaneous balancing adjustments.......................     5     2      --
  Foreign currency loss.....................................    --     1      --
  Penalty and legal expenses................................     3     1      --
  Other.....................................................    10    13       5
                                                              ----   ---    ----
          Total                                               $108   $17    $  5
                                                              ====   ===    ====

---------------
(1) A $90 million steam contract termination fee was paid to our Eagle Point refinery (included in our discontinued petroleum markets operations) by our Eagle Point Cogeneration facility (in the global power division of our Merchant Energy segment) in the first quarter of 2002. These amounts eliminate in consolidation since the income associated with the petroleum markets division is reflected in discontinued operations while the power division's expense is included as part of Merchant Energy's segment results.

8. INCOME TAXES

     Pretax income from continuing operations before extraordinary items and cumulative effect of accounting change are composed of the following for each of the three years ended December 31:

                                                              2002   2001   2000
                                                              ----   ----   ----
                                                                (IN MILLIONS)
United States...............................................  $(22)  $136   $726
Foreign.....................................................    43    (89)    33
                                                              ----   ----   ----
                                                              $ 21   $ 47   $759
                                                              ====   ====   ====

     The following table reflects the components of income tax expense (benefit) included in income (loss) from continuing operations before extraordinary items and cumulative effect of accounting change for each of the three years ended December 31:

                                                              2002   2001   2000
                                                              ----   ----   ----
                                                                (IN MILLIONS)
Current
  Federal...................................................  $(35)  $ 47   $ 20
  State.....................................................     2     (1)    (3)
  Foreign...................................................     6      4      5
                                                              ----   ----   ----
                                                               (27)    50     22
                                                              ----   ----   ----
Deferred
  Federal...................................................    51    129    193
  State.....................................................    30     (3)    10
  Foreign...................................................  (101)   (37)     3
                                                              ----   ----   ----
                                                               (20)    89    206
                                                              ----   ----   ----
          Total income tax expense (benefit)................  $(47)  $139   $228
                                                              ====   ====   ====

     Our tax expense (benefit), included in income (loss) from continuing operations before extraordinary items and cumulative effect of accounting change, differs from the amount computed by applying the statutory federal income tax rate of 35 percent for the following reasons for each of the three years ended December 31:

                                                              2002    2001    2000
                                                              ----    ----    ----
                                                                 (IN MILLIONS)
Tax expense (benefit) at the statutory federal rate of
  35%.......................................................  $  7    $ 16    $266
Increase (decrease)
  Tight sands gas credit....................................    --      --      (6)
  State income taxes........................................    21      (3)      4
  Foreign income taxed at different tax rates...............   (82)      1     (18)
  Depreciation, depletion and amortization..................    --      20     (17)
  Goodwill impairment.......................................     5      --      --
  Non-deductible portion of merger costs and other tax
     adjustments to provide for revised estimated
     liabilities............................................    --     106      --
  Non-deductible dividends on preferred stock of
     subsidiaries...........................................     2       3       4
  Other.....................................................    --      (4)     (5)
                                                              ----    ----    ----
Income tax expense (benefit)................................  $(47)   $139    $228
                                                              ====    ====    ====
Effective tax rate..........................................  (224)%   296%     30%
                                                              ====    ====    ====

     The following are the components of our net deferred tax liability of continuing operations as of December 31:

                                                               2002     2001
                                                              ------   ------
                                                               (IN MILLIONS)
Deferred tax liabilities
  Property, plant and equipment.............................  $1,904   $1,771
  Investments in unconsolidated affiliates..................     216      255
  Price risk management activities..........................      --      173
  Other assets..............................................     108      507
                                                              ------   ------
          Total deferred tax liability......................   2,228    2,706
                                                              ------   ------
Deferred tax assets
  U.S. net operating loss and tax credit carryovers.........     217      256
  Environmental liability...................................      57       99
  Price risk management activities..........................      53       --
  Other liabilities.........................................     254      576
                                                              ------   ------
          Total deferred tax asset..........................     581      931
                                                              ------   ------
Net deferred tax liability..................................  $1,647   $1,775
                                                              ======   ======

     At December 31, 2002, the portion of the cumulative undistributed earnings of our foreign subsidiaries and foreign corporate joint ventures on which we have not recorded U.S. income taxes was approximately $964 million. Since these earnings have been or are intended to be indefinitely reinvested in foreign operations, no provision has been made for any U.S. taxes or foreign withholding taxes that may be applicable upon actual or deemed repatriation. If a distribution of these earnings were to be made, we might be subject to both foreign withholding taxes and U.S. income taxes, net of any allowable foreign tax credits or deductions. However, an estimate of these taxes is not practicable. For these same reasons, we have not recorded a provision for U.S. income taxes on the foreign currency translation adjustment recorded in other comprehensive income.

     The tax benefit associated with the exercise of non-qualified stock options and the vesting of restricted stock, as well as restricted stock dividends, reduced taxes payable by $2 million in 2002, $5 million in 2001 (allocated to us in both years under El Paso's tax accrual policy), and $18 million in 2000. These benefits are included in additional paid-in capital in our balance sheets.

     As of December 31, 2002, we had alternative minimum tax credits of $217 million that carryover indefinitely. Usage of these carryovers is subject to the limitations provided under Section 383 of the Internal Revenue Code as well as the separate return limitation year rules of IRS regulations.

9. DISCONTINUED OPERATIONS

     In June 2003, our parent's Board of Directors authorized the sale of substantially all of our petroleum markets operations, including our Aruba refinery, our Unilube blending operations, our domestic and international terminalling facilities and our petrochemical and chemical plants. The Board's actions were in addition to previous actions taken when they approved the sales of our Eagle Point refinery, our asphalt business and our lease crude operations.

     In June 2002, our parent's Board of Directors authorized the sale of our coal mining operations. These operations, which were historically included in our Merchant Energy segment, consist of fifteen active underground and two surface mines located in Kentucky, Virginia and West Virginia. Following the authorization of the sale by our parent's Board of Directors, we compared the carrying value of the underlying assets to our estimated sales proceeds, net of estimated selling costs, based on bids received in the sale process in the second and third quarters of 2002. Because this carrying value was higher than our estimated net sales proceeds, we recorded impairment charges of $148 million in the second quarter of 2002 and $37 million in the third quarter of 2002.

     In December 2002, we sold substantially all of our reserves and properties in West Virginia, Virginia and Kentucky to an affiliate of Natural Resources Partners, L.P. for $57 million in cash. In January 2003, we sold our remaining coal operations, which consists of mining operations, businesses, properties and reserves in Kentucky, West Virginia and Virginia, to subsidiaries of Alpha Natural Resources, LLC, an affiliate of First Reserve Corporation, for $59 million which includes $35 million in cash and $24 million in notes receivable.

     Our petroleum markets and coal mining operations have been classified as discontinued operations in our financial statements for all periods presented. The summarized financial results of discontinued operations for each of the three years ended December 31, are as follows:

                                                              PETROLEUM    COAL
                                                               MARKETS    MINING    TOTAL
                                                              ---------   ------   --------
                                                                      (IN MILLIONS)
Operating Results

YEAR ENDED DECEMBER 31, 2002
Revenues(1).................................................  $  4,724    $ 309    $  5,033
Costs and expenses(1).......................................    (4,954)    (327)     (5,281)
Loss on long-lived assets...................................       (97)    (184)       (281)
Other income................................................       110        5         115
Interest and debt expense...................................       (12)      --         (12)
                                                              --------    -----    --------
Loss before income taxes....................................      (229)    (197)       (426)
Income taxes................................................       (12)      73          61
                                                              --------    -----    --------
Loss from discontinued operations, net of income taxes......  $   (241)   $(124)   $   (365)
                                                              ========    =====    ========

YEAR ENDED DECEMBER 31, 2001
Revenues(1).................................................  $  4,900    $ 277    $  5,177
Costs and expenses(1).......................................    (5,016)    (286)     (5,302)
Loss on long-lived assets...................................      (106)      --        (106)
Other income................................................       111        2         113
Interest and debt expense...................................       (27)      --         (27)
                                                              --------    -----    --------
Loss before income taxes....................................      (138)      (7)       (145)
Income taxes................................................        58        2          60
                                                              --------    -----    --------
Loss from discontinued operations, net of income taxes......  $    (80)   $  (5)   $    (85)
                                                              ========    =====    ========

YEAR ENDED DECEMBER 31, 2000
Revenues(1).................................................  $ 12,402    $ 276    $ 12,678
Costs and expenses(1).......................................   (12,246)    (270)    (12,516)
Gain (loss) on long-lived assets............................         4       (8)         (4)
Other income................................................        28        1          29
Interest and debt expense...................................       (39)      --         (39)
                                                              --------    -----    --------
Income (loss) before income taxes...........................       149       (1)        148
Income taxes................................................       (25)      --         (25)
                                                              --------    -----    --------
Income (loss) from discontinued operations, net of income
  taxes.....................................................  $    124    $  (1)   $    123
                                                              ========    =====    ========

---------------

(1) These amounts included intercompany activities between our discontinued petroleum markets operations and our continuing operating segments.

                                                              PETROLEUM    COAL
                                                               MARKETS    MINING    TOTAL
                                                              ---------   ------   --------
                                                                      (IN MILLIONS)

Financial Position Data

DECEMBER 31, 2002
Assets of discontinued operations
  Accounts and notes receivables............................  $  1,229    $  29    $  1,258
  Inventory.................................................       636       14         650
  Other current assets......................................        79        1          80
  Property, plant and equipment, net........................     1,950       46       1,996
  Other non-current assets..................................        65       16          81
                                                              --------    -----    --------
     Total assets...........................................  $  3,959    $ 106    $  4,065
                                                              ========    =====    ========
Liabilities of discontinued operations
  Accounts payable..........................................  $  1,153    $  20    $  1,173
  Other current liabilities.................................       180        5         185
  Environmental remediation reserve.........................        86       15         101
  Other non-current liabilities.............................         1       --           1
                                                              --------    -----    --------
     Total liabilities......................................  $  1,420    $  40    $  1,460
                                                              ========    =====    ========

DECEMBER 31, 2001
Assets of discontinued operations
  Accounts and notes receivables............................  $  1,491    $  35    $  1,526
  Inventory.................................................       624       11         635
  Other current assets......................................       313       --         313
  Property, plant and equipment, net........................     1,926      301       2,227
  Other non-current assets..................................        80        5          85
                                                              --------    -----    --------
     Total assets...........................................  $  4,434    $ 352    $  4,786
                                                              ========    =====    ========
Liabilities of discontinued operations
  Accounts payable..........................................  $  1,789    $  27    $  1,816
  Short-term financing obligations..........................       500       --         500
  Liabilities from price risk management activities.........       212       --         212
  Other current liabilities.................................       135        7         142
  Environmental remediation reserve.........................        97       --          97
  Other non-current liabilities.............................        55        3          58
                                                              --------    -----    --------
     Total liabilities......................................  $  2,788    $  37    $  2,825
                                                              ========    =====    ========

10. FINANCIAL INSTRUMENTS

     Following are the carrying amounts and estimated fair values of our financial instruments included in continuing operations as of December 31:

                                                                 2002                    2001
                                                         ---------------------   ---------------------
                                                         CARRYING                CARRYING
                                                          AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                         --------   ----------   --------   ----------
                                                                         (IN MILLIONS)
     Long-term debt and other obligations, including
       current maturities..............................   $5,354      $4,637      $5,866      $5,926
     Notes payable to unconsolidated affiliates........       --          --          67          67
     Company obligated preferred securities of
       subsidiaries....................................      300         160         300         299
     Trading price risk management activities(1).......       (4)         (4)         --          --
     Non-trading price risk management activities......      818         818         520         520

---------------

(1) Does not include trading price risk management liabilities of $14 million and $42 million as of December 31, 2002 and 2001 in our discontinued petroleum markets operations.

     As of December 31, 2002 and 2001, our carrying amounts of cash and cash equivalents, short-term borrowings, and trade receivables and payables are representative of fair value because of the short-term nature of these instruments. The fair value of long-term debt with variable interest rates approximates its carrying value because of the market-based nature of the debt's interest rates. We estimated the fair value of debt with fixed interest rates based on quoted market prices for the same or similar issues. We estimated the fair value of all derivative financial instruments based on quoted market prices, current market conditions, estimates we obtained from third-party brokers or dealers, or amounts derived using valuation models.

11.  PRICE RISK MANAGEMENT ACTIVITIES

     The following table summarizes the carrying value of our trading and non-trading price risk management assets and liabilities included in continuing operations as of December 31:

                                                              2002      2001
                                                              -----     ----
                                                              (IN MILLIONS)
Net assets (liabilities)
     Trading contracts(1)(2)................................  $  (4)    $ --
     Non-trading contracts
       Derivatives designated as hedges.....................   (146)     520
       Other derivatives....................................    968       --
                                                              -----     ----
     Net assets from price risk management activities(3)....  $ 818     $520
                                                              =====     ====

---------------

(1) Trading contracts are those that are entered into for purposes of generating a profit or benefiting from movements in market prices.

(2) Does not include trading price risk management liabilities of $14 million and $42 million as of December 31, 2002 and 2001 in our discontinued petroleum markets operations.

(3) Net assets from price risk management activities include current and non-current assets and current and non-current liabilities from price risk management activities on the balance sheet.

     Included in other derivatives as of December 31, 2002, are $968 million of derivative contracts related to the power restructuring activities of our consolidated subsidiaries. Of this amount, $878 million relates to a power restructuring that occurred during the first quarter of 2002 at our Eagle Point Cogeneration power plant, and $90 million relates to a power restructuring at our Capitol District Energy Center Cogeneration Associates plant.

     Trading Activities and Contracts. Our trading activities include the services we provide in the energy sector that we enter into with the objective of generating profits on or benefiting from movements in market prices, primarily related to the purchase and sale of energy commodities.

     We have reflected our trading portfolio at estimated fair value which is the amount at which the contracts in our portfolio could be bought or sold in a current transaction between willing buyers and sellers. We obtained valuation assistance from a third party valuation specialist in determining the fair value of our trading and non-trading price risk management activities as of December 31, 2002. Based upon the specialist's input, our estimates of fair value are based upon price curves derived from actual prices observed in the market, pricing information supplied by the specialist and independent pricing sources and models that rely on this forward pricing information and historical information. These estimates may also reflect factors for time value and volatility underlying the contracts, the potential impact of liquidating our position in an orderly manner over a reasonable time under present market conditions, modeling risk, credit risk of our counterparties and operational risks, as needed.

     We serve a diverse group of customers that require a wide variety of financial structures, products and terms. This diversity requires us to manage, on a portfolio basis, the resulting market risks inherent in our trading price risk management activities subject to parameters established by our risk management committee. We monitor market risks through a risk control committee operating independently from the units that create or actively manage these risk exposures to ensure compliance with our stated risk management policies. We measure and adjust the risk in accordance with mark-to-market and other risk management methodologies which utilize forward price curves in the energy markets to estimate the size and probability of future potential exposure.

     Credit risk relates to the risk of loss that we would incur as a result of non-performance by counterparties pursuant to the terms of their contractual obligations. We maintain credit policies with regard to our counterparties in both our trading and non-trading price risk management activities to minimize overall credit risk. These policies require an evaluation of potential counterparties' financial condition (including credit rating), collateral requirements under certain circumstances (including cash in advance, letters of credit, and guarantees), and the use of standardized agreements that allow for the netting of positive and negative exposures associated with a single counterparty. Substantially all of our trading and non-trading price risk management activities that are in net asset positions are with investment grade energy marketers, financial institutions and natural gas and electric utilities at December 31, 2002 and 2001.

     Non-trading Activities -- Derivatives Designated as Hedges.

     We use derivative financial instruments to hedge the impact of our market price risk exposures on our assets, liabilities, contractual commitments and forecasted transactions related to our natural gas and oil production, refining, natural gas transmission, power generation, financing and international business activities. We engage in two types of hedging activities: hedges of cash flow exposure and hedges of fair value exposure. Hedges of cash flow exposure are entered into to hedge a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability. Hedges of fair value exposure are entered into to hedge the fair value of a recognized asset, liability or firm commitment. On the date that we enter into the derivative contract, we designate the derivative as either a cash flow hedge or a fair value hedge. Changes in derivative fair values that are designated as cash flow hedges are deferred to the extent that they are effective and are recorded as a component of accumulated other comprehensive income until the hedged transactions occur and are recognized in earnings. The ineffective portion of a cash flow hedge's change in value is recognized immediately in earnings as a component of operating revenues in our income statement. Changes in the derivative fair values that are designated as fair value hedges are recognized in earnings as offsets to the changes in fair values of related hedged assets, liabilities or firm commitments.

     As required by SFAS No. 133, we formally document all relationships between hedging instruments and hedged items, as well as our risk management objectives, strategies for undertaking various hedge transactions and our methods for assessing and testing correlation and hedge ineffectiveness. All hedging instruments are linked to the hedged asset, liability, firm commitment or forecasted transaction. We also assess, both at the inception of the hedge and on an on-going basis, whether the derivatives that are used in our hedging transactions are highly effective in offsetting changes in cash flows or fair values of the hedged items. We discontinue hedge accounting prospectively if we determine that a derivative is no longer highly effective as a hedge or if we decide to discontinue the hedging relationship.

     The fair value of our hedging instruments reflects our best estimate and is based upon exchange or over-the-counter quotations when they are available. Quoted valuations may not be available due to location differences or terms that extend beyond the period for which quotations are available. Where quotes are not available, we utilize other valuation techniques or models to estimate market values. These modeling techniques require us to make estimations of future prices, price correlation and market volatility and liquidity. Our actual results may differ from our estimates, and these differences can be positive or negative.

     On January 1, 2001, we adopted the provisions of SFAS No. 133 and recorded a cumulative-effect adjustment of $459 million, net of income taxes, in accumulated other comprehensive income to recognize the fair value of all derivatives designated as hedging instruments. The majority of the initial charge related to hedging cash flows from anticipated sales of natural gas for 2001 and 2002. During the year ended December 31, 2001, $456 million, net of income taxes, of this initial transition adjustment was reclassified to earnings as a result of hedged sales and purchases during the year. A discussion of our hedging activities is as follows:

     Fair Value Hedges. Included in assets and liabilities from discontinued operations are crude oil and refined products inventories that change in value daily due to changes in the commodity markets. We use futures and swaps to protect the value of these inventories. For the years ended December 31, 2002 and 2001, the financial statement impact of our hedges of the fair value of these inventories was immaterial.

     Cash Flow Hedges. A majority of our commodity sales and purchases are at spot market or forward market prices. We use futures, forward contracts and swaps to limit our exposure to fluctuations in the commodity markets and allow for a fixed cash flow stream from these activities. As of December 31, 2002 and 2001, the value of cash flow hedges included in accumulated other comprehensive income was a net unrealized loss of $79 million and a net unrealized gain of $318 million, net of income taxes. We estimate that unrealized losses of $117 million, net of income taxes, will be reclassified from accumulated other comprehensive income during 2003. Reclassifications occur upon physical delivery of the hedge commodity and the corresponding expiration of the hedge. The maximum term of our cash flow hedges is three years; however, most of our cash flow hedges expire within the next 12 months.

     Our accumulated other comprehensive income as of December 31, 2002 and 2001 also includes a gain of $17 million and $1 million, net of income taxes, representing our proportionate share of amounts recorded in other comprehensive income by our unconsolidated affiliates who use derivatives as cash flow hedges. Included in this gain is a $9 million gain that we estimate will be reclassified from accumulated other comprehensive income during 2003. The maximum term of these cash flow hedges is two years, excluding hedges related to interest rates on variable debt.

     For the years ended December 31, 2002 and 2001, we recognized net losses of $3 million and $1 million, net of income taxes, related to the ineffective portion of all cash flow hedges.

     In May 2002, we announced a plan to reduce the volumes of natural gas that we have hedged for our Production segment, and we removed the hedging designation on derivatives that had a fair value loss of $85 million at December 31, 2002. This amount, net of income taxes of $30 million, is reflected in accumulated other comprehensive income and will be reclassified to income as the original hedged transactions are settled through 2004. Of the net loss of $55 million in accumulated other comprehensive income, we estimate that unrealized losses of $29 million, net of income taxes, related to these derivatives will be reclassified to income over the next twelve months.

     Non-trading Activities -- Power Restructuring Activities.

     Our Merchant Energy segment's power restructuring activities involve amending or terminating a power plant's existing power purchase contract to eliminate the requirement that the plant provide power from its own generation to the regulated utility and replacing that requirement with the ability to provide power to the utility from the wholesale power market. In conjunction with our power restructuring activities, we generally entered into new market-based contracts with third parties to provide the power to the utility from the wholesale power market, which effectively "locks in" our margin on the restructuring transaction as the difference between the contracted rate in the restructured contract and the wholesale market rates at the time.

     Prior to a restructuring, the power plant and its related power purchase contract are generally accounted for at their historical cost, which is either the cost of construction or, if acquired, the acquisition cost. Revenues and expenses prior to the restructuring are, in most cases, accounted for on an accrual basis as power is generated and sold to the utility.

     Following a restructuring, the accounting treatment for the power purchase agreement can change if the restructured contract meets the definition of a derivative and is therefore required to be market to its fair value under SFAS No. 133. In addition, since the power plant no longer has the exclusive right to provide power under the original, dedicated power purchase contract, it operates as a peaking merchant plant, generating power only when it is economical to do so. Because of this significant change in its use, the fair value of the plant may be less than its historical value. These changes may also require us to terminate or amend any related fuel supply and steam agreements, and enter into other third party and intercompany contracts such as transportation agreements, associated with the operations of the facility.

     Our power restructuring activities have the following effects to our financial statements:

        - The restructured contract (if it meets the definition of a derivative) is shown as an asset from price risk management activities in our balance sheet.

        - The difference between the fair value of the restructured contract and the carrying value of the original contract is shown as operating revenues in our income statement. Any subsequent changes in this fair value are also recorded in operating revenues.

        - The new third party wholesale power supply and other contracts are recorded at their fair value as liabilities from price risk management activities in our balance sheet. Any subsequent changes in the fair value are also recorded in operating revenues.

        - The carrying value of the underlying power plant and any related intangible assets are evaluated for impairment and, if required, are written down to their value as a merchant power plant, which is recorded as operating expenses in our income statement.

        - Any contract termination fees and closing costs are also recorded as operating expenses in our income statement.

        - As we purchase power under the wholesale power supply contracts, we record the cost of the power we purchase as operating expenses in our income statement.

        - As we sell that power to the utility under the restructured contract, we record the amounts received under the contract as operating revenues.

     We classify our restructured contracts as non-trading price risk management activities in our disclosures.

     In 2002 we completed a power restructuring on our Eagle Point Cogeneration facility, which we consolidate, and applied the accounting described above to that transaction. We also employed the principles of our power restructuring business in reaching a settlement in 2002 of the dispute under our Nejapa power contract which included a cash payment to us. We recorded these payments as operating revenues. As of and for the year ended December 31, 2002, our consolidated power restructuring activities had the following effects on our consolidated financial statements (in millions):

                                                            PROPERTY,
                         ASSETS FROM   LIABILITIES FROM     PLANT AND                              INCREASE
                         PRICE RISK       PRICE RISK      EQUIPMENT AND                           (DECREASE)
                         MANAGEMENT       MANAGEMENT       INTANGIBLE     OPERATING   OPERATING    MINORITY
                         ACTIVITIES       ACTIVITIES         ASSETS       REVENUES    EXPENSES     INTEREST
                         -----------   ----------------   -------------   ---------   ---------   ----------
Initial gain on
  restructured
  contracts............     $978             $ 80                          $  988                   $ 172
Writedown of power
  plants and
  intangibles and other
  fees.................                                       $(328)                    $489         (109)
Change in value of
  restructured
  contracts during
  2002.................        8                                             (96)                     (20)
Change in value of
  third party wholesale
  power supply
  contracts............                       (62)                             62                      (3)
Purchase of power under
  power supply
  contracts............                                                                   47          (11)
Sale of power under
  restructured
  contracts............                                                       111                      28
                            ----             ----             -----        ------       ----        -----
     Total.............     $986             $ 18             $(328)       $1,065       $536        $  57
                            ====             ====             =====        ======       ====        =====

     The fair value of the derivatives related to our power restructuring activities is determined based on the expected cash receipts and payments under the contracts using future power prices compared to the contractual prices under these contracts. We discount these cash flows at an interest rate commensurate with the term of each contract and the credit risk of each contract's counterparty. We make adjustments to this discount rate when we believe that market changes in the rates result in changes in fair values that can be realized. We consider whether changes in the rates are the result of changes in the capital markets, or are the result of sustained economic changes. Future power prices are based on the forward pricing curve of the appropriate power delivery and receipt points in the applicable power market. This forward pricing curve is derived from available market data and pricing information supplied by a third party. The timing of cash receipts and payments are based on the expected timing of power delivered under these contracts. The fair value of our derivatives may change each period based on changes in actual and projected market prices, fluctuations in the credit ratings of our counterparties, significant changes in interest rates, and changes to the assumed timing of deliveries.

     As a result of credit downgrades and disruptions in the capital markets, it is unlikely we will pursue additional power restructurings in the near term.

12. INVENTORY

     Our inventory consisted of the following at December 31:

                                                              2002     2001
                                                              -----    -----
                                                              (IN MILLIONS)
Current
  Materials and supplies and other(1).......................   $61      $59
Non-Current
  Turbines..................................................    20       38
                                                               ---      ---
          Total.............................................   $81      $97
                                                               ===      ===

---------------

(1) As a result of our intent to dispose of our petroleum and chemical assets, inventory balances totaling $636 million and $624 million as of December 31, 2002 and 2001, have been classified as assets of discontinued operations (see Note 9).

13. PROPERTY, PLANT AND EQUIPMENT

     At December 31, 2002 and 2001, we had approximately $1,127 million and $1,141 million of construction work in progress included in our property, plant and equipment. In our discontinued petroleum markets operations, our construction work in progress was $497 million for 2002 and $356 million for 2001.

     In June 2001, we entered into a 20-year lease agreement related to our Corpus Christi refinery and related assets with Valero. Under the lease, Valero pays us a quarterly amount that increases after the second year of the lease. For the years ended December 31, 2002 and 2001, we recorded $19 million and $11 million in lease income related to this lease. In February 2003, Valero exercised its option to purchase the plant and related assets for $289 million in cash. We recorded a gain of $8 million. The lease income recorded in 2002 and 2001 has been included in income from discontinued operations (see Note 9).

     As of December 31, 2002, ANR Pipeline Company (ANR) has excess purchase costs associated with its acquisition. Total excess costs were approximately $2 billion and accumulated depreciation was approximately $924 million. These excess costs are being amortized over the life of the related pipeline assets, and our amortization expense during 2002 was approximately $34 million. The adoption of SFAS No. 142 did not impact this amount since it was included as part of our property, plant and equipment, rather than as goodwill.

     We have goodwill recorded as a result of the acquisitions of ANR and Colorado Interstate Gas Company. This goodwill was $723 million at December 31, 2002, and $310 million of accumulated amortization. In conjunction with adoption of SFAS 142 on January 1, 2002, we ceased our amortization of this goodwill and performed the required impairment tests on this goodwill. No impairment of this goodwill was indicated as of January 1, 2002 and December 31, 2002.

14. DEBT, OTHER FINANCING OBLIGATIONS AND OTHER CREDIT FACILITIES

     At December 31, 2001, our weighted average interest rate on our short-term credit facilities was 2.4%, and there were no amounts outstanding under these facilities at December 31, 2002. We had the following short-term borrowings and other financing obligations from continuing operations, at December 31:

                                                              2002    2001
                                                              -----   -----
                                                              (IN MILLIONS)
Current maturities of long-term debt and other financing
  obligations...............................................  $369    $810
Notes payable to unconsolidated affiliates..................    --      67
Short-term credit facilities................................    --      30
Other.......................................................    --       3
                                                              ----    ----
  Total(1)..................................................  $369    $910
                                                              ====    ====

---------------

(1) Excludes $500 million of short-term debt that is classified as discontinued operations as of December 31, 2001.

  Credit Facilities

     In June 2002, El Paso amended its existing $1 billion 3-year revolving credit and competitive advance facility to permit El Paso to issue up to $500 million in letters of credit and to adjust pricing terms. This facility matures in August 2003. We are a designated borrower under this facility and, as such, are jointly and severally liable for any amounts outstanding under this facility. The interest rate varies based on El Paso's senior unsecured debt rating, and as of December 31, 2002, an initial draw would have had a rate of LIBOR plus 1.00% plus a 0.25% utilization fee. As of December 31, 2002, there were no borrowings outstanding, and $456 million in letters of credit were issued under the $1 billion facility. In February 2003, El Paso borrowed $500 million under the $1 billion facility.

  Restrictive Covenants

     We have entered into debt instruments and guaranty agreements that contain covenants such as restrictions on debt levels, restrictions on liens securing debt and guarantees, restrictions on mergers and on sales of assets, capitalization requirements, dividend restrictions and cross-acceleration provisions. A breach of any of these covenants could accelerate our debt and other financial obligations and that of our subsidiaries.

     One of the most significant debt covenants is that we must maintain a minimum net worth of $1.2 billion. If breached, the amounts guaranteed by the guaranty agreements could be accelerated. The guaranty agreements also have a $30 million cross-acceleration provision.

     In addition, we have indentures associated with our public debt that contain $5 million cross-acceleration provisions.

  2003 Activities

     In January 2003, we retired various debt obligations of approximately $47 million. In February 2003, Valero exercised its option to purchase our Corpus Christi refinery and we used the proceed to repay a $240 million loan that was secured by the refinery lease with Valero.

     In March, 2003, ANR issued $300 million of 8 7/8% senior unsecured notes due 2010, raising net proceeds of $288 million. ANR used $263 million of cash proceeds from the offering to reduce existing intercompany payables. ANR retained $25 million of net proceeds from the offering to fund future capital expenditures.

     Our long-term debt and other financing obligations outstanding consisted of the following at December 31:

                                                               2002     2001
                                                              ------   ------
                                                               (IN MILLIONS)
Long-term debt(3)
  El Paso CGP
     Senior notes, 6.2% through 8.125%, due 2002 through
      2010..................................................  $1,305   $1,565
     Floating rate senior notes, due 2002 and 2003(1).......     200      600
     Senior debentures, 6.375% through 10.75%, due 2003
      through 2037..........................................   1,497    1,497
     FELINE PRIDES, 6.625% due 2004.........................      --      460
     Valero lease financing loan due 2004(2)................     240      240
  El Paso Power
     Non-recourse senior notes, 7.75% and 7.944%, due 2008
      and 2016..............................................     915       --
     Non-recourse notes 8.5%, due 2005......................     126       --
  El Paso Production Company
     Floating rate notes, due 2005 and 2006.................     200      200
  ANR Pipeline
     Debentures, 7.0% through 9.625%, due 2021 through
      2025..................................................     500      500
     Notes, 13.75% due 2010.................................      13       --
  Colorado Interstate Gas
     Debentures, 6.85% and 10.0%, due 2005 and 2037.........     280      280
  Other.....................................................      84      318
                                                              ------   ------
                                                               5,360    5,660
  Less:
     Unamortized discount...................................       6        9
     Current maturities.....................................     369      720
                                                              ------   ------
       Long-term debt, less current maturities..............   4,985    4,931
                                                              ------   ------
Other Financing Obligations(3)
  Natural gas production payment............................      --      215
                                                              ------   ------
                                                                  --      215
  Less:
     Current maturities.....................................      --       90
                                                              ------   ------
       Other financing obligations, less current
        maturities..........................................      --      125
                                                              ------   ------
          Total long-term debt and other financing
            obligations, less current maturities............  $4,985   $5,056
                                                              ======   ======

---------------

(1) In March 2002, we retired $400 million of these notes.

(2) The Valero lease financing loan, a general corporate obligation, was collateralized by the lease payments from Valero under their lease from our Corpus Christi refinery. This loan was repaid in February 2003.

(3) Excluded from these amounts as of December 31, 2001, are $51 million of other long-term debt and $500 million of crude oil prepayments (that were secured by our agreement to deliver a fixed quantity of crude oil to a specified delivery point in the future). As of December 31, 2002, all of the crude oil prepayment obligations had been paid. These amounts have been classified as liabilities from discontinued operations (see Note 9).

     Aggregate maturities of the principal amounts of long-term debt and other financing obligations for the next 5 years and in total thereafter are as follows (in millions):

2003........................................................  $  369
2004........................................................     556
2005........................................................     364
2006........................................................     655
2007........................................................      60
Thereafter..................................................   3,356
                                                              ------
     Total long-term debt and other financing obligations
      including current maturities..........................  $5,360
                                                              ======

     In July 2002, Utility Contract Funding issued $829 million of 7.944% senior secured notes due in 2016. This financing is non-recourse to other El Paso companies, as it is independently supported only by the cash flows and contracts of Utility Contract Funding including obligations of Public Service Electric and Gas under a restructured power contract and of Morgan Stanley under a power supply agreement. In connection with the credit enhancement provided by Morgan Stanley's participation, we paid them $36 million in consideration for entering into the supply agreement.

     In August 2002, El Paso issued 12,184,444 shares of common stock to satisfy purchase contract obligations under our FELINE PRIDES(SM) program. In return for the issuance of the stock, we received approximately $25 million in cash from the maturity of a zero coupon bond and the return of $435 million of our existing 6.625% senior debentures due August 2004 that were issued in 1999. The zero coupon bond and the senior debentures had been held as collateral for the purchase contract obligations. The $25 million received from the maturity of the zero coupon bond was used to retire additional senior debentures. Total debt reduction from the issuance of the common stock was approximately $460 million.

  Other Financing Arrangements

     During 2000, El Paso formed a series of companies that it refers to as Clydesdale. Clydesdale was formed to provide financing to invest in various capital projects and other assets. A third-party investor contributed cash of $1 billion into Clydesdale in exchange for the preferred securities of one of El Paso's consolidated subsidiaries. The financing arrangement is collateralized by a combination of notes payable from us, various natural gas and oil properties, a production payment from us and our wholly owned subsidiary Colorado Interstate Gas Company. The credit downgrades of El Paso have resulted in the net cash generated by these assets being largely unavailable to us for general corporate purposes. The cash generated by these assets can only be used to redeem the preferred securities issued in connection with these arrangements, and for the operations of the business units associated with this transaction. As of December 31, 2002, the total amount outstanding on the Clydedale transaction was $950 million.

     In a series of credit rating agency actions in late 2002 and early 2003, and contemporaneously with the downgrades of the senior unsecured indebtedness of El Paso, our senior unsecured indebtedness was downgraded below investment grade and is currently rated Caa1 by Moody's and B by Standard & Poor's and we remain on negative credit outlook. These downgrades will increase our cost of capital and collateral requirements and could impede our access to capital markets in the future.

  Other Financing Activities

     Our significant long-term debt borrowing and repayment activities during 2002 were as follows:

                                                                                                                  NET
        DATE                        COMPANY                         TYPE            INTEREST RATE   PRINCIPAL   PROCEEDS   DUE DATE
        ----                        -------                         ----            -------------   ---------   --------   --------
                                                                                                       (IN MILLIONS)
Issuances
2002
  April                 Mohawk River Funding IV(1)         Senior secured notes          7.75%        $ 92        $ 90       2008
  July                  Utility Contract Funding(1)        Senior secured notes         7.944%         829         792       2016
                                                                                                      ----        ----
                        Total from continuing operations                                              $921        $882
                                                                                                      ====        ====

---------------

(1) These notes are collateralized solely by the cash flows and contracts of these consolidated subsidiaries, and are non-recourse to our parent and other affiliated companies. The Mohawk River Funding IV financing relates to our Capitol District Energy Center Cogeneration Associates restructuring transaction, and the Utility Contract Funding financing relates to our Eagle Point Cogeneration restructuring transaction.

                                                                                                               NET
        DATE                       COMPANY                        TYPE           INTEREST RATE   PRINCIPAL   PROCEEDS   DUE DATE
        ----                       -------                        ----           -------------   ---------   --------   --------
                                                                                                    (IN MILLIONS)
Retirements
2002
  March                El Paso CGP                       Long-term debt           Variable        $  400      $  400      2002
  June                 El Paso CGP                       Long-term debt           Variable            90          90      2002
  Jan.-June            El Paso Oil & Gas Resources       Natural gas production   Variable           215         215    2002-2005
                                                           payment
  July                 El Paso CGP                       Long-term debt           Variable            55          55      2002
  August               El Paso CGP(1)                    Long-term debt            6.20%              10           9      2004
  August               El Paso CGP                       Long-term debt            6.625%            460          25(2)   2004
  September            El Paso CGP                       Long-term debt            8.125%            250         250      2002
  Jan.-Sept.           El Paso CGP                       Long-term debt           Variable           106         106      2002
  Jan.-Sept.           Various                           Long-term debt           Various             30          30      2002
  November             El Paso CGP                       Long-term debt           Variable            60          60      2002
                                                                                                  ------      ------
                       Total from continuing                                                       1,676       1,240
                       operations
                       Discontinued operations                                                       551         551
                                                                                                  ------      ------
                       Total                                                                      $2,227      $1,791
                                                                                                  ======      ======

---------------

(1) These amounts represent a buyback of our bonds in the open market in July and August 2002.

(2) The majority of this debt was exchanged for El Paso common stock.

15. PREFERRED INTERESTS OF CONSOLIDATED SUBSIDIARIES

     In the past, we entered into financing transactions that have been accomplished through the sale of preferred interests in consolidated subsidiaries. Total amounts outstanding under these programs at December 31, 2002 and 2001, were as follows (in millions):

                                                              2002   2001
                                                              ----   ----
Coastal Finance I consolidated trust........................  $300   $300
Preferred stock of subsidiaries.............................   100    165
Consolidated partnership....................................    --    285
                                                              ----   ----
                                                              $400   $750
                                                              ====   ====

     Coastal Finance I. Coastal Finance I is a wholly owned business trust formed in May 1998. Coastal Finance I completed a public offering of 12 million mandatory redemption preferred securities for $300 million. Coastal Finance I holds subordinated debt securities issued by us that it purchased with the proceeds of the preferred securities offering. Cumulative quarterly distributions are being paid on the preferred securities at an annual rate of 8.375% of the liquidation amount of $25 per preferred security. Coastal Finance I's only source of income is interest earned on these subordinated debt securities. This interest income is used to pay the obligations on Coastal Finance I's preferred securities. The preferred securities are mandatorily redeemable on the maturity date, May 13, 2038, and may be redeemed at our option on or after May 13, 2003, or earlier if various events occur. The redemption price to be paid is $25 per preferred security, plus accrued and unpaid distributions to the date of redemption. We provide a guarantee of the payment of obligations of Coastal Finance I related to its preferred securities to the extent Coastal Finance I has funds available.

     Coastal Securities Company Preferred Stock. In 1996, Coastal Securities Company Limited, our wholly owned subsidiary, issued 4 million shares of preferred stock for $100 million to Cannon Investors Trust, which is an entity comprised of a consortium of banks. Quarterly cash dividends are being paid on the preferred stock at a rate based on LIBOR plus a margin of 2.11% based on our long-term unsecured debt rating. The holders of the preferred securities have a right to reset the dividend rate on December 20, 2003 and every seven years thereafter. If the new rate is not acceptable to the preferred holders, they have a right to require us to redeem the preferred securities. The preferred holders are also entitled to participating dividends based on refining margins of our Aruba refinery. Coastal Securities may redeem the preferred stock for cash at the liquidation price of $100 million plus accrued and unpaid dividends.

     El Paso Oil & Gas Resources Preferred Units. In 1999, El Paso Oil & Gas Resources Company, L.P. (formerly Coastal Oil & Gas Resources, Inc.), our wholly owned subsidiary, issued 50,000 units of preferred units for $50 million to UAGC, Inc., a subsidiary of Rabobank International. The preferred shareholders were entitled to quarterly cash dividends at a rate based on LIBOR. In July 2002, we repurchased the entire 50,000 units for $50 million plus accrued and unpaid dividends.

     Coastal Limited Ventures Preferred Stock. In 1999, Coastal Limited Ventures, Inc., our wholly owned subsidiary, issued 150,000 shares of preferred stock for $15 million to JP Morgan Chase Bank (formerly Chase Manhattan Bank). The preferred shareholders were entitled to quarterly cash dividends at an annual rate of 6%. In July 2002, we repurchased the entire 150,000 shares for $15 million plus accrued and unpaid dividends.

     Consolidated Partnership. In December 1999, Coastal Limited Ventures contributed assets to a limited partnership in exchange for a controlling general partnership interest. Limited interests in the partnership were issued to RBCC, an unaffiliated investor for $285 million. The limited partners were entitled to a cumulative priority return based on LIBOR. In July 2002, we repurchased the limited partnership interest in El Paso Production Oil & Gas Associates, L.P., formerly known as Coastal Oil and Gas Associates and a partnership formed with Coastal Limited Ventures, Inc. The payment of approximately $285 million to the unaffiliated investor was equal to the sum of the limited partner's outstanding capital plus unpaid priority returns.

     Coastal Finance I and Coastal Securities Company Limited are either business trusts we control or companies in which we own all of the voting stock. Consequently, they are consolidated in our financial statements. However, these entities have issued preferred securities, and these preferred interests that are held by various unaffiliated investors are presented in our balance sheet as preferred interests of consolidated subsidiaries. The preferred distributions paid on these preferred interests are presented in our income statement as return on preferred interests of consolidated subsidiaries. Our accounting for some of these preferred interests of consolidated subsidiaries will be impacted by our adoption of the new accounting rules on consolidations in July 2003. For a discussion of the accounting impact, see Note 1 under New Accounting Pronouncements Issued But Not Yet Adopted.

16. COMMITMENTS AND CONTINGENCIES

  Legal Proceedings

     Grynberg. In 1997, a number of our subsidiaries were named defendants in actions brought by Jack Grynberg on behalf of the U.S. Government under the False Claims Act. Generally, these complaints allege an industry-wide conspiracy to underreport the heating value as well as the volumes of the natural gas produced from federal and Native American lands, which deprived the U.S. Government of royalties. The plaintiff in this case seeks royalties that he contends the government should have received had the volume and heating value of natural gas produced from royalty properties been differently measured, analyzed, calculated and reported, together with interest, treble damages, civil penalties, expenses and future injunctive relief to require the defendants to adopt allegedly appropriate gas measurement practices. No monetary relief has been specified in this case. These matters have been consolidated for pretrial purposes (In re: Natural Gas Royalties Qui Tam Litigation, U.S. District Court for the District of Wyoming, filed June 1997). In May 2001, the court denied the defendants' motions to dismiss. Discovery is proceeding. Our costs and legal exposure related to these lawsuits and claims are not currently determinable.

     Will Price (formerly Quinque). A number of our subsidiaries were named defendants in Quinque Operating Company, et al v. Gas Pipelines and Their Predecessors, et al, filed in 1999 in the District Court of Stevens County, Kansas. Quinque has been dropped as a plaintiff and Will Price has been added. This class action complaint alleges that the defendants mismeasured natural gas volumes and heating content of natural gas on non-federal and non-Native American lands. The plaintiff in this case seeks certification of a nationwide class of natural gas working interest owners and natural gas royalty owners to recover royalties that the plaintiff contends these owners should have received had the volume and heating value of natural gas produced from their properties been differently measured, analyzed, calculated and reported, together with prejudgment and postjudgment interest, punitive damages, treble damages, attorney's fees, costs and expenses, and future injunctive relief to require the defendants to adopt allegedly appropriate gas measurement practices. No monetary relief has been specified in this case. Plaintiffs' motion for class certification has been argued and we are awaiting a ruling. Our costs and legal exposure related to this lawsuit are not currently determinable.

     MTBE. In compliance with the 1990 amendments to the Clean Air Act, we use the gasoline additive, methyl tertiary-butyl ether (MTBE), in some of our gasoline. We also produce, buy, sell and distribute MTBE. A number of lawsuits have been filed throughout the U.S. regarding MTBE's potential impact on water supplies. We are currently one of several defendants in one such lawsuit in New York. The plaintiffs seek remediation of their groundwater and prevention of future contamination, compensatory damages for the costs of replacement water and for diminished property values, as well as punitive damages, attorney's fees, court costs, and, in some cases, future medical monitoring. Our costs and legal exposure related to this lawsuit and claims are not currently determinable.

     Cimarron County. In January of 2003, one of our subsidiaries, CIG Field Services Company (CIG), was named a defendant in a suit titled Patty Hiner, As Duly Elected County Assessor, The Board of County Commissioners for Cimarron County, Oklahoma v. CIG in Cimarron County District Court, alleging that in 1999 its agents falsely represented the value of its property to the Cimarron County Property Tax Assessor. The plaintiffs seek compensatory and punitive damages. CIG is in the process of moving the case to the United States District Court for the Western District of Oklahoma for trial. Our costs and legal exposure related to this lawsuit and claims are not currently determinable.

     In addition to the above matters, we and our subsidiaries and affiliates are named defendants in numerous lawsuits and governmental proceedings that arise in the ordinary course of our business.

     For each of our outstanding legal matters, we evaluate the merits of the case, our exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If we determine that an unfavorable outcome is probable and can be estimated, we establish the necessary accruals. As of December 31, 2002, we had approximately $55 million accrued for all outstanding legal matters. Approximately $29 million of the accrual was related to discontinued operations.

  Environmental Matters

     We are subject to extensive federal, state and local laws and regulations governing environmental quality and pollution control. These laws and regulations require us to remove or remedy the effect on the environment of the disposal or release of specified substances at current and former operating sites. As of December 31, 2002, we had accrued approximately $156 million, including approximately $155 million for expected remediation costs at current and former operated sites and associated onsite, offsite and groundwater technical studies, and approximately $1 million for related environmental legal costs, which we anticipate incurring through 2027. The high end of our reserve estimates was approximately $224 million and the low end was approximately $134 million, and our accrual at December 31, 2002 was based on the estimated most likely reasonable amount of liability. By type of site, our reserves are based on the following estimates of reasonably possible outcomes.

                                                                   DECEMBER 31,
                                                                       2002
                                                                  --------------
    SITES                                                          LOW     HIGH
    -----                                                         -----    -----
                                                                  (IN MILLIONS)
    Operating...................................................  $103     $158
    Non-operating...............................................    31       65
    Superfund...................................................    --        1

     Below is a reconciliation of our accrued liability as of December 31, 2001 to our accrued liability as of December 31, 2002:

                                                                  2002     2001
                                                                  -----    -----
                                                                  (IN MILLIONS)
    Balance as of January 1.....................................  $260     $ 28
    Additions/adjustments for remediation activities............    14      242
    Payments for remediation activities.........................   (23)     (10)
    Other changes, net..........................................   (95)      --
                                                                  ----     ----
    Balance as of December 31(1)................................  $156     $260
                                                                  ====     ====

---------------

(1) Approximately $109 million for 2002 and $197 million for 2001 of the accrual was related to discontinued petroleum markets and coal mining operations.

     In addition, we expect to make capital expenditures for environmental matters of approximately $199 million in the aggregate for the years 2003 through 2007. These expenditures primarily relate to compliance with clean air regulations. For 2003, we estimate that our total remediation expenditures will be approximately $23 million. In addition, approximately $16 million of this amount will be expended under government directed clean-up plans. The remaining $7 million will be self-directed or in connection with facility closures.

     Coastal Eagle Point. From May 1999 to March 2001, our Coastal Eagle Point Oil Company received several Administrative Orders and Notices of Civil Administrative Penalty Assessment from the New Jersey Department of Environmental Protection (DEP). All of the assessments are related to alleged noncompliance with the New Jersey Air Pollution Control Act pertaining to excess emissions from the first quarter 1998 through the fourth quarter 2000 reported by our Eagle Point refinery in Westville, New Jersey. The DEP has assessed penalties totaling approximately $1.3 million for these alleged violations. The DEP has indicated a willingness to accept a reduced penalty and a supplemental environmental project. Our Eagle Point refinery has been granted an administrative hearing on issues raised by the assessments. Under its global refinery enforcement initiative, the Environmental Protection Agency (EPA) referred several Clean Air Act issues to the DEP. Our Eagle Point refinery expects to resolve these issues along with the DEP assessments. On February 24, 2003, EPA Region 2 issued a Compliance Order based on a 1999 EPA inspection of the refinery's leak detection and repair program. Alleged violations include failure to monitor all components, and failure to timely repair leaking components. During an August 2000 follow-up inspection, the EPA confirmed our Eagle Point refinery had improved implementation of the program. The Compliance Order requires documentation of compliance with the program. Our Eagle Point refinery has requested a conference with the EPA to discuss the Order and the alleged violations. The EPA may seek a monetary penalty.

     CERCLA Matters. We have received notice that we could be designated, or have been asked for information to determine whether we could be designated, as a Potentially Responsible Party (PRP) with respect to 27 active sites under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) or state equivalents. We have sought to resolve our liability as a PRP at these sites through indemnification by third parties and settlements which provide for payment of our allocable share of remediation costs. As of December 31, 2002, we have estimated our share of the remediation costs at these sites to be between $5 million and $8 million. Since the clean-up costs are estimates and are subject to revision as more information becomes available about the extent of remediation required, and because in some cases we have asserted a defense to any liability, our estimates could change. Moreover, liability under the federal CERCLA statute is joint and several, meaning that we could be required to pay in excess of our pro rata share of remediation costs. Our understanding of the financial strength of other PRPs has been considered, where appropriate, in determining our estimated liabilities.

     It is possible that new information or future developments could require us to reassess our potential exposure related to environmental matters. We may incur significant costs and liabilities in order to comply with existing environmental laws and regulations. It is also possible that other developments, such as increasingly strict environmental laws and regulations and claims for damages to property, employees, other persons and the environment resulting from our current or past operations, could result in substantial costs and liabilities in the future. As this information becomes available, or other relevant developments occur, we will adjust our accrual amounts accordingly. While there are still uncertainties relating to the ultimate costs we may incur, based upon our evaluation and experience to date, we believe our current reserves are adequate.

  Rates and Regulatory Matters

     Rate Case. In March 2001, CIG filed a rate case with the Federal Energy Regulatory Commission (FERC) proposing increased rates of $9 million annually and new and enhanced services for its customers. In April 2001, CIG received an order from the FERC, which suspended the rates subject to refund, and subject to the outcome of hearing. On September 26, 2001, the FERC approved certain of its new or enhanced services but rejected two firm services proposed in CIG's rate filing and required it to reallocate the costs allocated to those two services to existing services. CIG complied with this order and arranged with the affected customers to provide service under existing rate schedules. CIG and its customers entered into a settlement agreement in May 2002 settling all issues in the case. The settlement, which contained a small rate increase, was approved by the FERC, and became final in September 2002. The settlement obligates CIG to file a new rate case to be effective no later than October 1, 2006. CIG paid approximately $8 million, including interest, in customer refunds in November 2002. These refunds were included in accrued liabilities, and will not have an adverse effect on our financial position or results of operations. On March 13, 2003, the FERC issued an order approving CIG's refund report.

     Marketing Affiliate NOPR. In September 2001, the FERC issued a Notice of Proposed Rulemaking (NOPR). The NOPR proposes to apply the standards of conduct governing the relationship between interstate pipelines and marketing affiliates to all energy affiliates. The proposed regulations, if adopted by the FERC, would dictate how all our energy affiliates conduct business and interact with our interstate pipelines. In December 2001, we filed comments with the FERC addressing our concerns with the proposed rules. A public hearing was held on May 21, 2002, providing an opportunity to comment further on the NOPR. Following the conference, additional comments were filed by our pipeline subsidiaries and others. At this time, we cannot predict the outcome of the NOPR, but adoption of the regulations in their proposed form would, at a minimum, place additional administrative and operational burdens on us.

     Negotiated Rate NOI.  In July 2002, the FERC issued a Notice of Inquiry
(NOI) that seeks comments regarding its 1996 policy of permitting pipelines to enter into negotiated rate transactions. Our pipelines have entered into these transactions over the years, and the FERC is now reviewing whether negotiated rates should be capped, whether or not the "recourse rate" (a cost-of-service based rate) continues to safeguard against a pipeline exercising market power and other issues related to negotiated rate programs. On September 25, 2002, our pipelines and others filed comments. Reply comments were filed on October 25, 2002. At this time, we cannot predict the outcome of this NOI.

     Cash Management NOPR. On August 1, 2002, the FERC issued a NOPR requiring that all cash management or money pool arrangements between a FERC regulated subsidiary and a non-FERC regulated parent must be in writing, and set forth the duties and responsibilities of cash management participants and administrators; the methods of calculating interest and for allocating interest income and expenses; and the restrictions on deposits or borrowings by money pool members. The NOPR also requires specified documentation for all deposits into, borrowings from, interest income from, and interest expenses related to, these arrangements. Finally, the NOPR proposed that as a condition of participating in a cash management or money pool arrangement, the FERC regulated entity maintain a minimum proprietary capital balance of 30 percent, and the FERC regulated entity and its parent maintain investment grade credit ratings. On August 28, 2002, comments were filed. The FERC held a public conference on September 25, 2002, to discuss the issues raised in the comments. Representatives of companies from the gas and electric industries participated on a panel and uniformly agreed that the proposed regulations should be revised substantially and that the proposed capital balance and investment grade credit rating requirements would be excessive. At this time, we cannot predict the outcome of this NOPR.

     Also on August 1, 2002, the FERC's Chief Accountant issued an Accounting Release, to be effective immediately. The Accounting Release provides guidance on how companies should account for money pool arrangements and the types of documentation that should be maintained for these arrangements. However, it did not address the proposed requirements that the FERC regulated entity maintain a minimum proprietary capital balance of 30 percent and that the entity and its parent have investment grade credit ratings. Requests for rehearing were filed on August 30, 2002. The FERC has not yet acted on the rehearing requests.

     Emergency Reconstruction of Interstate Natural Gas Facilities NOPR. On January 17, 2003, FERC issued a NOPR proposing to (1) expand the scope of construction activities authorized under a pipeline's blanket certificate to allow replacement of mainline facilities; (2) authorize a pipeline to commence reconstruction of the affected system without a waiting period; and (3) authorize automatic approval of construction that would be above the normal cost ceiling. Comments on the NOPR were filed on February 27, 2003. At this time, we cannot predict the outcome of this rulemaking.

     Pipeline Safety Notice of Proposed Rulemaking. On January 28, 2003, the U.S. Department of Transportation issued a NOPR proposing to establish a rule requiring pipeline operators to develop integrity management programs to comprehensively evaluate their pipelines, and take measures to protect pipeline segments located in what the notice refers to as "high consequence areas." The proposed rule resulted from the enactment of the Pipeline Safety Improvement Act of 2002, a new bill signed into law in December 2002. We intend to submit comments on the NOPR, which are due on or before April 30, 2003. At this time, we cannot predict the outcome of this rulemaking.

     FERC Inquiry. On February 26, 2003, El Paso received a letter from the Office of the Chief Accountant at the FERC requesting details of its announcement of 2003 asset sales and plans for us and our pipeline affiliates to issue a combined $700 million of long-term notes. The letter requested that El Paso explain how it intended to use the proceeds from the issuance of the notes and if the notes will be included in the two regulated companies' capital structure for rate-setting purposes. Our response to the FERC was filed on March 12, 2003, and we fully responded to the request.

     While the outcome of our outstanding legal matters, environmental matters, and rates and regulatory matters cannot be predicted with certainty, based on current information and our existing accruals, we do not expect the ultimate resolution of these matters to have a material adverse effect on our financial position, operating results or cash flows. However, it is possible that new information or future developments could require us to reassess our potential exposure related to these matters. It is also possible that these matters could impact our debt rating and credit rating. Further, for environmental matters, it is also possible that other developments, such as increasingly strict environmental laws and regulations and claims for damages to property, employees, other persons and the environment resulting from our current or past operations, could result in substantial costs and liabilities in the future. As new information regarding our outstanding legal matters, environmental matters and rates and regulatory matters becomes available, or relevant developments occur, we will review our accruals and make any appropriate adjustments. The impact of these changes may have a material effect on our results of operations, our financial position, and on our cash flows in the period the event occurs.

  Capital Commitments and Purchase Obligations

     At December 31, 2002, we had capital and investment commitments of $98 million primarily relating to our Production, Pipeline and Merchant Energy activities, which include obligations for natural gas purchases, transportation and storage capacity, maintenance and capital investments, including $29 million related to our discontinued petroleum operations. Our other planned capital and investment projects are discretionary in nature, with no substantial capital commitments made in advance of the actual expenditures. Our pipelines have entered into unconditional purchase obligations for products and services totaling $235 million at December 31, 2002. Our annual obligations under these agreements are $23 million for each of the years 2003 through 2007, and $120 million in total thereafter.

  Operating Leases

     We maintain operating leases in the ordinary course of our business activities. These leases include those for office space and operating facilities and office and operating equipment, and the terms of the agreements vary from 2002 until 2031. As of December 31, 2002, our total commitments under operating leases were approximately $397 million, including $235 million related to our discontinued petroleum markets operations.

     Under one of our leases, we have provided a residual value guarantee to the lessor. For the total outstanding residual value guarantee on our Aruba operating lease at December 31, 2002, see Residual Value Guarantees below.

     Minimum annual rental commitments at December 31, 2002, were as follows:

                        YEAR ENDING
                        DECEMBER 31,                          OPERATING LEASES
------------------------------------------------------------  ----------------
                                                              (IN MILLIONS)
   2003.....................................................        $103
   2004.....................................................          78
   2005.....................................................          46
   2006.....................................................          33
   2007.....................................................          23
   Thereafter...............................................         114
                                                                    ----
          Total(1)..........................................        $397
                                                                    ====

---------------

(1) These amounts exclude minimum annual rental commitments paid by our parent, which are allocated to us through an overhead allocation. Also, these amounts include operating lease commitments associated with our discontinued operations as follows: $81 million in 2003, $58 million in 2004, $28 million in 2005, $16 million in 2006, $6 million in 2007 and $46 million thereafter.

     Rental expense for the years ended December 31, 2002, 2001 and 2000 was $86 million, $39 million and $110 million. In our discontinued operations, rental expense was $50 million in 2002, $53 million in 2001 and $30 million in 2000.

  Letters of Credit

     We enter into letters of credit in the ordinary course of our operating activities. As of December 31, 2002, we had no outstanding letters of credit related to the marketing and trading activities, and $51 million related to the domestic power development and other operating activities.

  Guarantees

     We are involved in various joint ventures and other ownership arrangements that sometimes require additional financial support that results in the issuance of financial and performance guarantees. In a financial guarantee, we are obligated to make payments if the guaranteed party fails to make payments under, or violates the terms of, the financial arrangement. In a performance guarantee, we provide assurance that the guaranteed party will execute on the terms of the contract. If they do not, we are required to perform on their behalf. For example, if the guaranteed party is required to deliver natural gas to a third party and then fails to do so, we would be required to either deliver that natural gas or make payments to the third party equal to the difference between the contract price and the market value of the natural gas.

     As of December 31, 2002, we had approximately $50 million of guarantees in connection with our international development and operating activities not consolidated on our balance sheet, including $42 million of guarantees related to our petroleum markets discontinued operations, and approximately $11 million of guarantees in connection with our domestic development and operating activities not consolidated on our balance sheet.

  Residual Value Guarantees

     Under one of our operating leases, we have provided a residual value guarantee to the lessor. Under this guarantee, we can either choose to purchase the asset at the end of the lease term for a specified amount, which is equal to the outstanding loan amount owed by the lessor, or we can choose to assist in the sale of the leased asset to a third party. Should the asset not be sold for a price that equals or exceeds the amount of the guarantee, we would be obligated for the shortfall. The level of our residual value guarantee is 89.9 percent of the original cost of the leased assets. Accounting for this residual value guarantee will be impacted effective July 1, 2003 by our adoption of the new accounting rules on consolidations. For a discussion of the accounting impact of these new rules, see Note 1.

     As of December 31, 2002, we had purchase options and residual value guarantees associated with operating lease for the following asset:

                                                      PURCHASE   RESIDUAL VALUE     LEASE
ASSET DESCRIPTION                                      OPTION      GUARANTEE      EXPIRATION
-----------------                                     --------   --------------   ----------
                                                                  (IN MILLIONS)
Facility at Aruba refinery(1).......................    $370          $333           2006

---------------
(1) Associated with our discontinued operations (see Note 9).

17. RETIREMENT BENEFITS

  Pension and Retirement Benefits

     El Paso maintains a pension plan to provide benefits as determined by a cash balance formula covering substantially all of its U.S. employees, including our employees except for employees of our coal and retail operations who are covered under separate plans. El Paso also maintains a defined contribution plan covering its U.S. employees, including our employees. Prior to May 1, 2002, El Paso matched 75 percent of participant basic contributions up to 6 percent, with the matching contribution being made to the plan's stock fund, which participants could diversify at any time. After May 1, 2002, the plan was amended to allow for company matching contributions to be invested in the same manner as that of participant contributions. Effective March 1, 2003, El Paso suspended the matching contribution. El Paso is responsible for benefits accrued under its plan and allocates the related costs to its affiliates.

     Prior to our merger with El Paso, we maintained both defined benefit and defined contribution plans. Our pension plans covered substantially all of our U.S. employees. On April 1, 2001, our primary pension plan was merged into El Paso's existing cash balance plan. Our employees who were participants in our primary plan on March 31, 2001 receive the greater of cash balance benefits or our plan benefits accrued through March 31, 2006. Effective September 30, 2002, the Coastal Mart pension plan was frozen. Effective March 17, 2003, the Coastal Coal pension plan was frozen. In addition, we maintained a defined contribution plan. Under this plan, we matched 100 percent of basic contributions of up to 8 percent with matching contributions made in our common stock. On January 29, 2001, this plan was merged into El Paso defined Contribution plan.

  Other Postretirement Benefits

     As a result of our merger with El Paso, El Paso offered a one-time election through an early retirement window for employees who were at least age 50 with 10 years of service on December 31, 2000, to retire on or before June 30, 2001, and keep benefits under our postretirement medical and life plans. Total charges associated with the curtailment and special termination benefits were $65 million. Medical benefits for this closed group of retirees may be subject to deductibles, co-payment provisions and other limitations and dollar caps on the amount of employer costs. El Paso has reserved the right to change these benefits. Employees who retire on or after June 30, 2001, will continue to receive limited postretirement life insurance benefits. Our postretirement benefit plan costs are pre-funded to the extent such costs are recoverable through rates.

     In January 2001, following the merger, we changed the measurement date for measuring our pension and other postretirement benefit obligations from December 31 to September 30. We made this change to conform our measurement date to the date El Paso uses to measure pension and other postretirement benefit obligations. The new method is consistent with the manner in which El Paso gathers pension and other postretirement benefit information and will facilitate ease of planning and reporting in a more timely manner. We believe this method is preferable to the method previously employed. We accounted for this as a change in accounting principle, and it had no material effect on retirement benefit expense for the current or prior periods.

     Due to a Corporate-wide restructuring during 2002, Coastal Mart is no longer part of us. As a result, the 2002 pension benefits shown below only reflect our Coal benefits, while the year-end 2001 pension benefits reflect both our Coastal Mart and our Coal pension benefits. The following table sets forth the change in benefit obligation, change in plan assets, reconciliation of funded status and components of net periodic benefit cost for pension benefits and other postretirement benefits for the twelve months ended September 30.

                                                                           POSTRETIREMENT
                                                       PENSION BENEFITS       BENEFITS
                                                       ----------------    ---------------
                                                       2002      2001       2002     2001
                                                       -----   --------    ------   ------
                                                                  (IN MILLIONS)
Change in benefit obligation
  Benefit obligation at beginning of period..........  $ 84    $   822      $109     $114
  Service cost.......................................     3          5         1        1
  Interest cost......................................     5         20         8        9
  Participant contributions..........................    --         --         4        3
  Plan amendment.....................................    --         --        --      (12)
  Curtailment and special termination benefit........    --        137        --       16
  Actuarial loss (gain)..............................    10         75        (5)     (15)
  Benefits paid......................................    (3)       (13)      (15)      (7)
  Transfer of plan obligations.......................   (20)      (962)       --       --
                                                       ----    -------      ----     ----
  Benefit obligation at end of period................  $ 79    $    84      $102     $109
                                                       ====    =======      ====     ====
Change in plan assets
  Fair value of plan assets at beginning of period...  $ 97    $ 1,971      $ 40     $ 35
  Actual return on plan assets.......................    (8)      (182)       (1)       1
  Employer contributions.............................    --         --        18        8
  Participant contributions..........................    --         --         4        3
  Benefits paid......................................    (3)       (13)      (15)      (7)
  Transfer of plan assets............................   (27)    (1,679)       --       --
                                                       ----    -------      ----     ----
  Fair value of plan assets at end of period.........  $ 59    $    97        46     $ 40
                                                       ====    =======      ====     ====
Reconciliation of funded status
  Funded status at end of period.....................  $(20)   $    13      $(56)    $(69)
  Fourth quarter contributions.......................    --         --         4        4
  Unrecognized net actuarial loss (gain).............    28         14       (29)     (29)
  Unrecognized prior services costs..................     1         --        --       --
  Other..............................................    --          1        --       --
                                                       ----    -------      ----     ----
  Prepaid (accrued) benefit cost at December 31, ....  $  9    $    28      $(81)    $(94)
                                                       ====    =======      ====     ====

                                                              PENSION BENEFITS
                                                              -----------------
                                                               2002       2001
                                                              ------     ------
                                                                (IN MILLIONS)
Amounts recognized in the statement of financial position
  consist of:
  Prepaid benefit cost......................................   $ --       $ 28
  Accrued benefit liability.................................    (11)        --
  Intangible asset..........................................      1         --
  Accumulated other comprehensive income....................     19         --
                                                               ----       ----
  Net amount recognized at year-end.........................   $  9       $ 28
                                                               ====       ====
  Other comprehensive income attributable to change in
     additional minimum liability recognition...............   $ 19       $ --
                                                               ====       ====

     Included in the above information is the projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plan with accumulated benefit obligations in excess of plan assets of $79 million, $70 million, and $59 million as of December 31, 2002.

                                                     PENSION           POSTRETIREMENT
                                                    BENEFITS              BENEFITS
                                               -------------------   ------------------
                                                       YEAR ENDED DECEMBER 31,
                                               ----------------------------------------
                                               2002   2001   2000    2002   2001   2000
                                               ----   ----   -----   ----   ----   ----
                                                            (IN MILLIONS)
Benefit cost for the plans includes the
  following components
  Service cost..............................   $ 3    $  5   $  21   $ 1    $ 1    $ 3
  Interest cost.............................     5      20      59     8      9      8
  Expected return on plan assets............    (7)    (55)   (164)   (2)    (2)    (1)
  Amortization of net actuarial gain........    --      (9)    (20)   (1)    --     (2)
  Amortization of transition obligation.....    --      (2)     (8)   --     --      6
  Amortization of prior service cost........    --      --       1    --     --      1
  Curtailment and special termination
     benefit................................    --     137      --    --     65     --
                                               ---    ----   -----   ---    ---    ---
  Net benefit cost (income).................   $ 1    $ 96   $(111)  $ 6    $73    $15
                                               ===    ====   =====   ===    ===    ===

     Benefit obligations are based upon actuarial estimates as described below:

                                                                            POSTRETIREMENT
                                                        PENSION BENEFITS       BENEFITS
                                                        ----------------    --------------
                                                         2002      2001     2002     2001
                                                        ------    ------    -----    -----
Weighted average assumptions
  Discount rate.......................................   6.75%     7.25%    6.75%    7.25%
  Expected return on plan assets......................   8.80%    10.00%    7.50%    7.50%
  Rate of compensation increase.......................   4.00%     4.00%      --       --

     Actuarial estimates for our postretirement benefits plans assumed a weighted average annual rate of increase in the per capita costs for covered health care benefits of 11.0 percent in 2002, gradually decreasing to 5.5 percent by the year 2008. Assumed health care cost trends have a significant effect on the amounts reported for other postretirement benefit plans. A one-percentage point change from assumed health care cost trends would have the following effects:

                                                              2002    2001
                                                              -----   -----
                                                              (IN MILLIONS)
One Percentage Point Increase
  Aggregate of service cost and interest cost...............  $ --    $ --
  Accumulated postretirement benefit obligation.............  $  2    $  3
One Percentage Point Decrease
  Aggregate of service cost and interest cost...............  $ --    $ --
  Accumulated postretirement benefit obligation.............  $ (2)   $ (3)

18. SEGMENT INFORMATION

     We segregate our business activities into four distinct operating segments:
Pipelines, Production, Field Services and Merchant Energy. These segments are strategic business units that provide a variety of energy products and services. They are managed separately as each business unit requires different technology and marketing strategies. We have reclassified our historical petroleum markets and coal mining operations from our Merchant Energy segment to discontinued operations in these financial statements for all periods presented. All periods have been adjusted to reflect this change.

     Our Pipelines segment provides natural gas transmission, storage, gathering and related services in the U.S. and internationally. We conduct our activities primarily through three wholly owned and two partially owned interstate transmission systems along with five underground natural gas storage entities. Our pipeline operations also include access between our U.S. based systems and Canada.

     Our Production segment is engaged in the exploration for, and the acquisition, development and production of natural gas, oil and natural gas liquids, primarily in North America. In the U.S., Production has onshore and coal seam operations and properties in 10 states and offshore operations and properties in federal and state waters in the Gulf of Mexico. Internationally, we have exploration and production rights in Australia, Bolivia, Brazil, Canada, Hungary and Indonesia.

     Our Field Services segment provides customers with wellhead-to-mainline services, including natural gas gathering, products extraction, fractionation, dehydration, purification, compression and transportation of natural gas and natural gas liquids. Field Services' assets are located in the south Texas, south Louisiana, Mid-Continent and Rocky Mountain regions.

     Our Merchant Energy segment consists of a global power division and other merchant operations. We buy, sell and trade natural gas, power, crude oil, and other energy commodities throughout the world, and own or have interests in 19 power plants in 8 countries.

     We use EBIT to assess the operating results and effectiveness of our business segments. We define EBIT as net income (loss) adjusted for (i) items that do not impact our income (loss) from continuing operations, such as extraordinary items, discontinued operations and the impact of accounting changes, (ii) income taxes, (iii) interest and debt expense and (iv) distributions on preferred interests of consolidated subsidiaries. We exclude interest and debt expenses and distributions on preferred interests of consolidated subsidiaries so that investors may evaluate our operating results without regard to our financing methods or capital structure. Our business operations consist of both consolidated businesses as well as substantial investments in unconsolidated affiliates. As a result, we believe EBIT, which includes the results of both these consolidated and unconsolidated operations, is useful to our investors because it allows them to more effectively evaluate the performance of all of our businesses and investments. This measurement may not be comparable to measurements used by other companies and should not be used as a substitute for net income or other performance measures such as operating cash flow. The following are our segment results as of and for the years ended December 31:

                                                                   SEGMENTS
                                                AS OF OR FOR THE YEAR ENDED DECEMBER 31, 2002
                                      ------------------------------------------------------------------
                                                                FIELD      MERCHANT
                                      PIPELINES   PRODUCTION   SERVICES     ENERGY    OTHER(1)    TOTAL
                                      ---------   ----------   --------    --------   --------   -------
                                                                (IN MILLIONS)
Revenues from external customers
  Domestic..........................   $  893       $1,092       $404       $1,073 (2)  $  --    $ 3,462
  Foreign...........................        3           71          3          154 (2)     --        231
Intersegment revenue................       30           95         53          (21)(2)    (31)       126 (3)
Restructuring costs.................       --           --         --            1        --           1
(Gain) loss on long-lived assets....      (12)         708        (21)          17         2         694
Ceiling test charges................       --          245         --           --        --         245
Depreciation, depletion and
  amortization......................      116          446         14           19        13         608
Operating income (loss).............   $  419       $ (461)      $ 67       $  477     $ (39)    $   463
Earnings (loss) from unconsolidated
  affiliates........................      105            4        (54)          57        --         112
Minority interests in consolidated
  subsidiaries......................       --           --         --          (52)       --         (52)
Other income........................       16            1          1           25        28          71
Other expense.......................       (3)          --         (1)         (97)       (7)       (108)
                                       ------       ------       ----       ------     -----     -------
EBIT................................   $  537       $ (456)      $ 13       $  410     $ (18)    $   486
                                       ======       ======       ====       ======     =====     =======
Discontinued operations, net of
  income taxes......................   $   --       $   --       $ --       $   --     $(365)    $  (365)
Cumulative effect of accounting
  changes, net of income taxes......       --           --         --           14        --          14
Assets of continuing operations(4)
  Domestic..........................    5,116        3,750        403        1,890       479      11,638
  Foreign...........................       59          620         14          636       201       1,530
Capital expenditures and investments
  in unconsolidated affiliates......      252        1,124         20          (26)      405       1,775
Total investments in unconsolidated
  affiliates........................      404          114         97          896        17       1,528

---------------

(1) Includes our Corporate and eliminations of intercompany transactions. Our intersegment revenues, along with our intersegment operating expenses, consist of normal course of business-type transactions between our operating segments. We record an intersegment revenue elimination, which is the only elimination included in the "Other" column, to remove intersegment transactions.

(2) Merchant Energy revenues take into account the adoption of a consensus reached on EITF Issue No. 02-3, which requires us to report all physical sales of energy commodities in our energy trading activities on a net basis as a component of revenues. See Note 1 regarding the adoption of this Issue.

(3) This amount relates to intercompany activities between our continuing operating segments and our discontinued petroleum markets operations.

(4) Excludes $4,065 million of assets from discontinued operations.

                                                                     SEGMENTS
                                                  AS OF OR FOR THE YEAR ENDED DECEMBER 31, 2001
                                        ------------------------------------------------------------------
                                                                  FIELD     MERCHANT
                                        PIPELINES   PRODUCTION   SERVICES    ENERGY     OTHER(1)    TOTAL
                                        ---------   ----------   --------   --------    --------   -------
                                                                  (IN MILLIONS)
Revenues from external customers
  Domestic............................   $  982       $1,772       $822       $ 43(2)    $ 355     $ 3,974
  Foreign.............................        2           46          4         --(2)       --          52
Intersegment revenue..................       70          (35)        68         --(2)     (165)        (62)(3)
Merger-related costs..................      192           45         13         17         520         787
Loss on long-lived assets.............       22           16         --         21          10          69
Ceiling test charges..................       --          115         --         --          --         115
Depreciation, depletion and
  amortization........................      137          453         15          6          21         632
Operating income (loss)...............   $  195       $  785       $ 55        (41)      $(714)    $   280
Earnings from unconsolidated
  affiliates..........................       98            4         16        102          --         220
Other income..........................        8            3         --         50          20          81
Other expense.........................       (9)          (1)        --         (3)         (4)        (17)
                                         ------       ------       ----       ----       -----     -------
EBIT..................................   $  292       $  791       $ 71       $108       $(698)    $   564
                                         ======       ======       ====       ====       =====     =======
Discontinued operations, net of income
  taxes...............................   $   --       $   --       $ --       $ --       $ (85)    $   (85)
Extraordinary items, net of income
  taxes...............................       --           --         (4)        (7)         --         (11)
Assets of continuing operations(4)
  Domestic............................    5,347        5,761        529        596         317      12,550
  Foreign.............................       14          773         17        894          32       1,730
Capital expenditures and investments
  in unconsolidated affiliates........      421        1,814         53        (12)        290       2,566
Total investments in unconsolidated
  affiliates..........................      547          110        168        980          16       1,821

---------------

(1) Includes our Corporate and eliminations of intercompany transactions. Our intersegment revenues, along with our intersegment operating expenses, consist of normal course of business-type transactions between our operating segments. We record an intersegment revenue elimination, which is the only elimination included in the "Other" column, to remove intersegment transactions.

(2) Merchant Energy revenues take into account the adoption of a consensus reached on EITF Issue No. 02-3, which requires us to report all physical sales of energy commodities in our energy trading activities on a net basis as a component of revenues. See Note 1 regarding the adoption of this Issue.

(3) This amount relates to intercompany activities between our continuing operating segments and our discontinued petroleum markets operations.

(4) Excludes $4,786 million of assets from discontinued operations.

                                                                    SEGMENTS
                                                  AS OF OR FOR THE YEAR ENDED DECEMBER 31, 2000
                                       -------------------------------------------------------------------
                                                                 FIELD     MERCHANT
                                       PIPELINES   PRODUCTION   SERVICES    ENERGY     OTHER(1)     TOTAL
                                       ---------   ----------   --------   --------    --------    -------
                                                                  (IN MILLIONS)
Revenues from external customers
  Domestic...........................   $  972       $  806       $709      $   66(2)   $  988     $ 3,541
  Foreign............................       --            5          2           2(2)       --           9
Intersegment revenue.................       73          320         44          --(2)     (454)        (17)(3)
Merger-related costs.................       --           --         --          --          13          13
(Gain) loss on long-lived assets.....        1           --         (3)         --           1          (1)
Depreciation, depletion and
  amortization.......................      132          399          8          15          28         582
Operating income.....................   $  387       $  417       $ 89      $  (16)     $   36     $   913
Earnings from unconsolidated
  affiliates.........................       97           --         23         155           1         276
Other income.........................       16            1         --          46          35          98
Other expense........................       --           (5)        (1)          1          --          (5)
                                        ------       ------       ----      ------      ------     -------
EBIT.................................   $  500       $  413       $111      $  186      $   72     $ 1,282
                                        ======       ======       ====      ======      ======     =======
Discontinued operations, net of
  income taxes.......................   $   --       $   --       $ --      $   --      $  123     $   123
Assets of continuing operations(4)
  Domestic...........................    5,182        4,038        512       2,042       1,458      13,232
  Foreign............................       83          198         17         585          57         940
Capital expenditures and investments
  in unconsolidated affiliates.......      232        1,583         45         287         182       2,329
Total investments in unconsolidated
  affiliates.........................      609           --        193         671          17       1,490

---------------
(1) Includes our Corporate and eliminations of intercompany transactions. Our intersegment revenues, along with our intersegment operating expenses, consist of normal course of business-type transactions between our operating segments. We record an intersegment revenue elimination, which is the only elimination included in the "Other" column, to remove intersegment transactions.

(2) Merchant Energy revenues take into account the adoption of a consensus reached on EITF Issue No. 02-3, which requires us to report all physical sales of energy commodities in our energy trading activities on a net basis as a component of revenues. See Note 1 regarding the adoption of this Issue.

(3) This amount relates to intercompany activities between our continuing operating segments and our discontinued petroleum markets operations.

(4) Excludes $4,703 million of assets from discontinued operations.

     The reconciliations of EBIT to income (loss) from continuing operations before extraordinary items and cumulative effect of accounting changes are presented below for each of the three years ended December 31:

                                                              2002    2001     2000
                                                              -----   -----   ------
                                                                  (IN MILLIONS)
Total EBIT for segments.....................................  $ 486   $ 564   $1,282
Interest and debt expense...................................   (421)   (420)    (463)
Affiliated interest expense, net............................     (9)    (46)      --
Returns on preferred interests of consolidated
  subsidiaries..............................................    (35)    (51)     (60)
Income taxes................................................     47    (139)    (228)
                                                              -----   -----   ------
          Income (loss) from continuing operations before
            extraordinary items and cumulative effect of
            accounting changes..............................  $  68   $ (92)  $  531
                                                              =====   =====   ======

     We had no customers whose revenues exceeded 10 percent of our total revenues in 2002, 2001 and 2000.

19. SUPPLEMENTAL CASH FLOW INFORMATION

     The following table contains supplemental cash flow information from continuing operations for the three years ended December 31 for interest and taxes, which are reflected in working capital and non-working capital changes above:

                                                              2002    2001    2000
                                                              ----    ----    ----
                                                                 (IN MILLIONS)
Interest paid...............................................  $502    $565    $352
Income tax payments (refunds)...............................   (23)     82      68

20. INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES AND TRANSACTIONS WITH RELATED PARTIES

     We hold investments in various unconsolidated affiliates which are accounted for using the equity method of accounting. Our principal equity method investees are international pipelines, interstate pipelines, power generation plants and gathering systems. Our investment balance was greater than our equity in the net assets of these investments as of December 31, 2002 and 2001 by $46 million and $89 million. In 2002, the primary differences related to unamortized purchase price adjustments and deferred taxes recorded on FERC regulated equity investments. In 2001, the primary differences related to unamortized purchase price adjustments and deferred taxes recorded on FERC regulated equity investments. Our net ownership interest, investments in and advances to our unconsolidated affiliates are as follows as of December 31:

                                                                NET        INVESTMENTS      ADVANCES
                                                  TYPE OF    OWNERSHIP   ---------------   -----------
                                     COUNTRY     ENTITIES    INTEREST     2002     2001    2002   2001
                                    ---------   -----------  ---------   ------   ------   ----   ----
                                                                                 (IN MILLIONS)
United States
  Alliance Pipeline Limited
    Partnership(1)................                 LP(2)        2%       $   24   $  160   $ --   $--
  Aux Sable Liquid(3).............                 LP(2)       14%           --       58     --    --
  Bastrop Company, LLC............                LLC(4)       50%          121       99     --    --
  Eagle Point Cogeneration
    Partnership(5)................                 GP(6)       84%           --       85     --    --
  Great Lakes Gas
    Transmission(7)...............                             50%          312      297     --    --
  Midland Cogeneration Venture....                 LP(2)       44%          316      276     --    --
  Noric Holdings I, LLC(8)........                LLC(4)       42%          114      110     --    --
  Other Domestic
    Investments(9)(10)............                           various        239      340     21    --
                                                                         ------   ------   ----   ---
         Total United States......                                        1,126    1,425     21    --
                                                                         ------   ------   ----   ---
Foreign
  EGE Fortuna.....................   Panama     Corporation    25%           61       56     --    --
  EGE Itabo.......................  Dominican   Corporation    25%           87      101     --    --
                                    Republic
  Habibullah Power................  Pakistan      LLC(4)       50%           57       53     99    --
  Saba Power Company..............  Pakistan      LLC(4)       94%           55       48     --    --
  Other Foreign
    Investments(9)(10)............                           various        142      138     50    59
                                                                         ------   ------   ----   ---
         Total Foreign............                                          402      396    149    59
                                                                         ------   ------   ----   ---
         Total investments in and advances to unconsolidated
           affiliates.................................................   $1,528   $1,821   $170   $59
                                                                         ======   ======   ====   ===

---------------

 (1) We sold 12.3 percent interest in November 2002, and we sold the remaining of 2.1 percent interest in March 2003.
 (2) LP represents Limited Partnership.
 (3) We sold 100 percent of our interest in November 2002.
 (4) LLC represents Limited Liability Company.
 (5) Consolidated in January 2002.
 (6) GP represents General Partnership.
 (7) Includes a 46 percent general partner interest in Great Lakes Gas Transmission Limited Partnership and a 4 percent limited partner interest through our ownership in Great Lakes Gas Transmission Company.
 (8) In June 2001, we conveyed natural gas and oil properties to an affiliate for an equity investment of 26 percent. In December 2001, we conveyed additional properties which increased our ownership percentage to 42 percent.

 (9) Denotes investments less than $50 million.
(10) As a result of our intent to dispose of our petroleum and chemical assets, we reclassified as discontinued operations, other domestic investment balances totaling $4 million as of December 31, 2002, and $5 million as of December 31, 2001, an advance balance to our domestic investments of $23 million, as of December 31, 2002, and foreign investment balances totaling $12 million as of December 31, 2002, and $56 million as of December 31, 2001.

     Earnings from our unconsolidated affiliates, including parent level adjustments on these investees, asset impairments and realized gains or losses on the sale of equity investments are as follows for the years ended December 31:

                                                              2002    2001    2000
                                                              ----    ----    ----
                                                                 (IN MILLIONS)
Alliance Pipeline Limited Partnership(1)....................  $ 21    $ 23    $ 12
Aux Sable Liquid............................................    (3)     (4)     (2)
Bastrop Company, LLC........................................    (5)     --      --
Eagle Point Cogeneration Partnership(2).....................    --      22      25
EGE Itabo...................................................    (2)      5       9
Great Lakes Gas Transmission................................    63      55      52
Habibullah Power............................................    10       2       9
Midland Cogeneration Venture................................    28      23      37
Noric Holdings I, LLC.......................................     4       4      --
Saba Power Company..........................................     7      --       1
Other(3)....................................................    37      80     117
                                                              ----    ----    ----
  Subtotal..................................................   160     210     260
                                                              ----    ----    ----
Impairment charges and gains and losses on sales of
  investments(4)............................................   (48)     10      16
                                                              ----    ----    ----
          Total earnings from unconsolidated affiliates.....  $112    $220    $276
                                                              ====    ====    ====

---------------

(1) We sold 12.3 percent interest in November 2002, and we sold the remaining of
    2.1 percent interest in March 2003.
(2) Consolidated in January 2002.
(3) These amounts exclude $5 million, $(13) million and $(5) million as of December 31, 2002, 2001 and 2000, related to our discontinued petroleum markets operations.
(4) This amount excludes $(3) million as of December 31, 2002, related to our discontinued petroleum markets operations.

     Our impairment charges and gains and losses on sales of our investments during 2002, 2001 and 2000 consisted of the following:

                                          PRE-TAX                       CAUSE OF IMPAIRMENTS
INVESTMENT                              GAIN (LOSS)                        OR GAIN (LOSS)
----------                             -------------                    --------------------
                                       (IN MILLIONS)
2002
Aux Sable............................      $(47)       Impairment generated as a result of the sale of
                                                       investment
Other................................        (1)
                                           ----
  Continuing operations..............      $(48)
                                           ====
  Discontinued operations............      $ (3)
                                           ====
2001
Deepwater Investors..................      $ 13        Sale of investment to El Paso Energy Partners
Other................................        (3)
                                           ----
    Total 2001                             $ 10
                                           ====
2000
Guatemala Power......................      $ 16        Sale of investment
                                           ----
    Total 2000                             $ 16
                                           ====

     As discussed in Note 2, we have divested our ownership interest in the Empire State, Iroquois, Stingray and U-T offshore pipeline systems in 2001.

     Summarized financial information of our proportionate share of unconsolidated affiliates below includes affiliates in which we hold a less than 50 percent interest as well as those in which we hold a greater than 50 percent interest. Our proportional shares of the unconsolidated affiliates in which we hold a greater than 50 percent interest had net income from continuing operations of $25 million and $40 million in December 31, 2002 and 2001 (excluding net loss from discontinued operations of $2 million in each of 2002 and 2001) and total assets of continuing operations of $382 million and $708 million at December 31, 2002 and 2001 (excluding total assets of discontinued operations of $61 million and $51 million at December 31, 2002 and 2001).

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            2002      2001      2000
                                                           ------    ------    ------
                                                                  (UNAUDITED)
                                                                 (IN MILLIONS)
Operating results data from continuing operations:
  Operating revenues.....................................  $  799    $  964    $3,691
  Operating expenses.....................................     542       632     3,359
  Income from continuing operations......................     125       187       241
  Net income.............................................     148       187       241

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            2002      2001      2000
                                                           ------    ------    ------
                                                                  (UNAUDITED)
                                                                 (IN MILLIONS)
Operating results data from discontinued operations:
  Operating revenues.....................................  $  395    $  339    $  412
  Operating expenses.....................................     386       327       478
  Net income.............................................       5        12         6

                                                             DECEMBER 31,
                                                           ----------------
                                                            2002      2001
                                                           ------    ------
                                                             (UNAUDITED)
                                                            (IN MILLIONS)
Financial position data from continuing operations:
  Current assets.........................................  $  438    $  512
  Non-current assets.....................................   2,561     3,434
  Short-term debt........................................      92       173
  Other current liabilities..............................     240       248
  Long-term debt.........................................   1,015     1,514
  Other non-current liabilities..........................     170       279
  Equity in net assets...................................   1,482     1,732

                                                             DECEMBER 31,
                                                           ----------------
                                                            2002      2001
                                                           ------    ------
                                                             (UNAUDITED)
                                                              (IN MILLIONS)
Financial position data from discontinued operations:
  Current assets.........................................  $  170    $   64
  Non-current assets.....................................      75        74
  Short-term debt........................................     152        54
  Other current liabilities..............................       1         2
  Long-term debt.........................................      69        10
  Equity in net assets...................................      23        72

     We have a 43.5 percent ownership interest, which consists of a 38.1 percent general partner and a 5.4 percent limited partner interest in Midland Cogeneration Venture Limited Partnership, a Michigan limited partnership that qualifies as a significant subsidiary to the parent El Paso CGP Company. Although we own a percentage of the general partner interest, we do not serve as the operating partner. We participate in the decisions at the partnership but do not have a controlling interest. Midland Cogeneration develops, owns and operates a combined-cycle, gas-fired cogeneration facility in Midland.

     Summarized financial information of our proportionate share of Midland Cogeneration Venture LP is as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              2002     2001     2000
                                                              -----    -----    -----
                                                                    (UNAUDITED)
                                                                   (IN MILLIONS)
Operating results data:
  Operating revenues........................................  $238     $243     $263
  Operating expenses........................................   167      176      170
  Income from continuing operations.........................    28       23       39
  Net income................................................    51       23       39

                                                                         AS OF
                                                                      DECEMBER 31,
                                                                      ------------
                                                                      2002    2001
                                                                      ----    ----
                                                                      (UNAUDITED)
                                                                          (IN
                                                                       MILLIONS)
Financial position data:
  Current assets............................................          $136    $144
  Non-current assets........................................           760     777
  Short-term debt...........................................            41      81
  Other current liabilities.................................            46      57
  Long-term debt............................................           502     541
  Other non-current liabilities.............................             1       1
  Equity in net assets......................................           306     241

     The following table shows revenues and charges from our unconsolidated affiliates and El Paso's subsidiaries from continuing operations:

                                                              2002     2001     2000
                                                             ------   ------   ------
                                                                  (IN MILLIONS)
Revenues(1)................................................  $1,616   $1,889   $1,249
Cost of sales(2)...........................................     178      144      314
Reimbursement for operating expenses.......................       3       11       11
Charges from affiliates....................................     341      335       --
Other income...............................................       6        8        7

---------------

(1) Excludes net operating revenues (which is revenue less cost of products sold) of $(65) million for 2002, $201 million for 2001 and $178 million for 2000 related to discontinued operations. These net revenues take into account EITF Issue No. 02-3, which required us to report all physical sales of energy commodities in our energy trading activities net of the cost of the product sold as a component of revenues. See Note 1 regarding the adoption of this Issue.
(2) Excludes other cost of sales of $100 million for 2002, $50 million for 2001 and $3 million for 2000 related to discontinued operations.

     We enter into transactions with other El Paso subsidiaries and unconsolidated affiliates in the ordinary course of business to transport, sell and purchase natural gas and various contractual agreements for trading activities. Prior to October 2000, we had significant activities with Engage Energy. During the fourth quarter of 2000, we terminated the Engage joint venture and assumed the U.S. portion of Engage. In February 2001, we transferred our natural gas and power trading activities to El Paso Merchant Energy, an affiliate and subsidiary of El Paso, in exchange for a 22 percent interest in El Paso Merchant Energy, L.P. The transfer was based on estimated fair value of contracts transferred, and the investment was accounted for on a cost basis. In September 2001, we redeemed this interest. As a result, operational related party transactions that had previously been with an unconsolidated affiliate are now with an affiliate. For the period ended 2002 and 2001, we recognized revenues with El Paso Merchant Energy of $1,085 million and $1,542 million which were primarily with our Production segment. We had cost of sales of $102 million and $63 million with El Paso Merchant Energy for 2002 and 2001. In addition, other operational affiliated transactions have increased due to the El Paso merger.

     El Paso has allocated a portion of its general and administrative expenses to us since 2001. The allocation is based on the estimated level of effort devoted to our operations and the relative size of our EBIT, gross property and payroll. For the years ended December 2002 and 2001, the annual charges were $146 million and $193 million. During 2002 and 2001, El Paso Natural Gas Company and Tennessee Gas Pipeline Company allocated payroll and other expenses to us associated with our shared pipeline services. The allocated expenses are based on the estimated level of staff and their expenses to provide the services. For the years ended December 2002 and 2001, the annual charges were $40 million and $34 million. El Paso also provides our production segment administrative and other shared production services and allocated $155 million and $102 million in 2002 and 2001. We believe the allocation methods are reasonable.

 Related Party Transactions

     In March 2002, we acquired assets with a net book value, net of deferred taxes, of approximately $8 million from El Paso.

     Additionally, we sold natural gas and oil properties to El Paso. Net proceeds from these sales were $404 million, and we did not recognize a gain or loss on the properties sold. The proceeds exceeded the net book value by $32 million and we recorded this proceeds as an increase to paid in capital.

     In November 2002, we sold our stock in Coastal Mart Inc., one of our wholly owned subsidiaries to El Paso Remediation Company, a wholly owned subsidiary of El Paso Corporation. We recorded a receivable of $42 million, which was based on the book value of the company (since the sale occurred between entities under common control). We did not recognize a gain or loss on this sale.

     We participate in El Paso's cash management program which matches short-term cash surpluses and needs of its participating affiliates, thus minimizing total borrowing from outside sources. As of December 31, 2002 we had borrowed $2,374 million and $1,117 million. The market rate of interest as of December 31, 2002 and December 31, 2001, was 1.5% and 2.1%. In addition, we had a demand note receivable with El Paso of $199 million at December 31, 2002, at an interest rate of 2.2%. At December 31, 2001, the demand note receivable was $120 million at an interest rate of 4.2%.

     At December 31, 2002 and December 31, 2001, we had accounts and notes receivable from related parties of $322 million and $366 million. In addition, we had a non-current note receivable from a related party of $126 million and $27 million included in other non-current assets at December 31, 2002 and at December 31, 2001.

     At December 31, 2002 and December 31, 2001, we had other accounts payable to related parties of $87 million and $203 million. In addition, included in short-term borrowings at December 31, 2001, was a current note payable to related parties of $67 million.

21. SUPPLEMENTAL SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     Financial information by quarter is summarized below:

                                                        QUARTERS ENDED
                                      ---------------------------------------------------
                                      DECEMBER 31    SEPTEMBER 30    JUNE 30    MARCH 31    TOTAL
                                      ------------   -------------   --------   ---------   ------
                                                             (IN MILLIONS)
2002(1)
  Operating revenues(2).............     $ 748           $618          $758      $1,695     $3,819
  Restructuring costs...............        --              1            --          --          1
  Gain (loss) on long-lived
     assets.........................       714              1           (10)        (11)       694
  Ceiling test charges..............         2             --           233          10        245
  Operating income (loss)(3)........      (489)           165            94         693        463
  Income (loss) from continuing
     operations before cumulative
     effect of accounting changes...      (317)            37            14         334         68
  Discontinued operations, net of
     income taxes...................      (216)           (93)         (116)         60       (365)
  Cumulative effect of accounting
     changes, net of income taxes...        --             --            14          --         14
  Net income (loss).................      (533)           (56)          (88)        394       (283)

---------------

(1) Our petroleum markets and coal mining operations are classified as discontinued operations. See Note 9 for further discussion.

(2) Our operating revenues differ from those previously reported in our September 31, 2002, June 30, 2002 and March 31, 2002 Form 10-Q by $1,030
    million, $1,192 million and $3,257 million due to income statement reclassifications associated with our adoption of EITF Issue No. 02-3, discounted operations and other minor reclassifications, which had no impact on previously reported net income or stockholder's equity.

(3) Our operating income (loss) differs from that previously reported in our September 30, 2002, June 30, 2002 and March 31, 2002 Form 10-Q's by $110
    million, $74 million and $14 million due to income statement reclassifications associated with our discontinued operations, reclassifications of gains and losses on asset sales and asset impairments to operating income and other minor reclassifications which had no impact on previously reported net income or stockholder's equity.

                                                        QUARTERS ENDED
                                      ---------------------------------------------------
                                      DECEMBER 31    SEPTEMBER 30    JUNE 30    MARCH 31    TOTAL
                                      ------------   -------------   --------   ---------   ------
                                                             (IN MILLIONS)
2001(1)
  Operating revenues(2).............      $794           $849         $1,215     $1,106     $3,964
  Merger-related costs..............       (18)            10            178        617        787
  Gain (loss) on long-lived
     assets.........................         6              7             14         42         69
  Ceiling test charges..............        --            115             --         --        115
  Operating income (loss)(3)........       360            145             53       (278)       280
  Income (loss) from continuing
     operations before extraordinary
     items..........................       174             69            (16)      (319)       (92)
  Discontinued operations, net of
     income taxes...................        14            (29)           (52)       (18)       (85)
  Extraordinary items, net of income
     taxes..........................        --             (4)             3        (10)       (11)
  Net income (loss).................       188             36            (65)      (347)      (188)

---------------

(1) Our petroleum markets and coal mining operations are classified as discontinued operations. See Note 9 for further discussion.

(2) Our operating revenues differ from those previously reported in our September 30, 2001, June 30, 2001 and March 31, 2001 Form 10-Q's by $5,553
    million, $4,651 million and $6,756 million due to income statement reclassifications associated with our adoption of EITF Issue No. 02-3, discounted operations and other minor reclassifications, which had no impact on previously reported net income or stockholder's equity.

(3) Our operating income (loss) differs from that previously reported in our September 30, 2001, June 30, 2001 and March 31, 2001 Form 10-Q's by $19 million, $101 million and $22 million due to income statement reclassifications associated with our discontinued operations, reclassification of gains and losses on asset sales and asset impairments to operating income and other minor reclassifications, which had no impact on previously reported net income or stockholder's equity.

22. SUPPLEMENTAL NATURAL GAS AND OIL OPERATIONS (UNAUDITED)

     At December 31, 2002, we had interests in natural gas and oil properties in 10 states and offshore operations and properties in federal and state waters in the Gulf of Mexico. Internationally, we have a limited number of natural gas and oil properties in Brazil, Canada, Hungary and Indonesia. We also have exploration and production rights in Australia, Bolivia, Brazil, Canada, Hungary and Indonesia.

     For purposes of the Supplemental Natural Gas and Oil Operations disclosure, we have presented reserves, standardized measure of discounted future net cash flows and the related changes in standardized measure separately for natural gas systems operations which includes the natural gas and oil properties owned by Colorado Interstate Gas Company and its subsidiaries that were sold in 2002. The Supplemental Natural Gas and Oil Operations disclosure does not include any value for storage gas and liquids volumes managed by our Pipelines segment.

     Capitalized costs relating to natural gas and oil producing activities and related accumulated depreciation, depletion and amortization were as follows at December 31:

                                                       UNITED               OTHER
                                                       STATES   CANADA   COUNTRIES(1)   WORLDWIDE
                                                       ------   ------   ------------   ---------
                                                                     (IN MILLIONS)
2002
  Natural gas and oil properties:
    Costs subject to amortization....................  $6,106    $608        $ 92        $6,806
    Costs not subject to amortization................     314     177         103           594
                                                       ------    ----        ----        ------
                                                        6,420     785         195         7,400
Less accumulated DD&A................................   3,222     435          44         3,701
                                                       ------    ----        ----        ------
Net capitalized costs................................  $3,198    $350        $151        $3,699
                                                       ======    ====        ====        ======
2001
  Natural gas and oil properties:
    Costs subject to amortization....................  $6,394    $415        $ 72        $6,881
    Costs not subject to amortization................     494     250          49           793
                                                       ------    ----        ----        ------
                                                        6,888     665         121         7,674
Less accumulated DD&A................................   2,316     170          31         2,517
                                                       ------    ----        ----        ------
Net capitalized costs................................  $4,572    $495        $ 90        $5,157
                                                       ======    ====        ====        ======

---------------

(1) Includes International operations in Brazil, Hungary and Indonesia.

     Costs incurred in natural gas and oil producing activities, whether capitalized or expensed, were as follows at December 31:

                                                       UNITED               OTHER
                                                       STATES   CANADA   COUNTRIES(1)   WORLDWIDE
                                                       ------   ------   ------------   ---------
                                                                     (IN MILLIONS)
2002
  Property acquisition costs
    Proved properties................................  $   23    $  6        $--         $   29
    Unproved properties..............................      12       7         10             29
  Exploration costs..................................      49      70         45            164
  Development costs..................................     717      80          3            800
                                                       ------    ----        ---         ------
         Total costs incurred                          $  801    $163        $58         $1,022
                                                       ======    ====        ===         ======
2001
  Property acquisition costs
    Proved properties................................  $   87    $232        $--         $  319
    Unproved properties..............................      33      16         25             74
  Exploration costs..................................     110      19         58            187
  Development costs..................................   1,026     105         14          1,145
                                                       ------    ----        ---         ------
         Total costs incurred                          $1,256    $372        $97         $1,725
                                                       ======    ====        ===         ======
2000
  Property acquisition costs
    Proved properties................................  $  127    $  3        $--         $  130
    Unproved properties..............................     130       6         --            136
  Exploration costs..................................     193      42         11            246
  Development costs..................................     960      69         --          1,029
                                                       ------    ----        ---         ------
         Total costs incurred                          $1,410    $120        $11         $1,541
                                                       ======    ====        ===         ======

---------------

(1) Includes International operations in Brazil, Hungary and Indonesia.

     In our January 1, 2003 reserve report, the amounts estimated to be spent in 2003, 2004 and 2005 to develop our worldwide booked proved undeveloped reserves are $323 million, $282 million and $88 million.

     Presented below is an analysis of the capitalized costs of natural gas and oil properties by year of expenditure that are not being amortized as of December 31, 2002, pending determination of proved reserves. Capitalized interest of $13 million, $17 million, and $7 million for the years ended December 31, 2002, 2001 and 2000 is included in the presentation below (in millions):

                                            CUMULATIVE    COSTS EXCLUDED FOR    CUMULATIVE
                                             BALANCE         YEARS ENDED         BALANCE
                                           DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                           ------------   ------------------   ------------
                                               2002       2002   2001   2000       1999
                                           ------------   ----   ----   ----   ------------
Worldwide(1)
  Acquisition............................      $296       $ 47   $131   $ 66       $ 52
  Exploration............................       144         97     15     27          5
  Development............................       154         10     95     26         23
                                               ----       ----   ----   ----       ----
                                               $594       $154   $241   $119       $ 80
                                               ====       ====   ====   ====       ====

---------------

(1) Includes operations in the United States, Brazil, Canada, Hungary and Indonesia.

     Projects presently excluded from amortization are in various stages of evaluation. The majority of these costs are expected to be included in the amortization calculation in the years 2003 through 2006. Total amortization expense per Mcfe, including ceiling test charges, was $2.20, $1.29, and $1.05 in 2002, 2001, and 2000. Excluding ceiling test charges, amortization expense would have been $1.44 per Mcfe in 2002. Depreciation, depletion, and amortization excludes provisions for the impairment of international projects of $15 million in 2000.

     Net quantities of proved developed and undeveloped reserves of natural gas and liquids, including condensate and crude oil, and changes in these reserves are presented below. Information in this table is based on the reserve report dated January 1, 2003, prepared internally by Production and reviewed by Huddleston & Co., Inc. This information is consistent with estimates of reserves filed with other federal agencies except for differences of less than five percent resulting from actual production, acquisition, property sales, necessary reserve revisions and additions to reflect actual experience. These reserves include 465,783 MMcfe of production delivery commitments under financing arrangements that extend through 2042. The financing arrangement supported by these reserves matures in 2006. Total proved reserves on the fields with this dedicated production were 919,265 MMcfe.

                                                                NATURAL GAS (IN BCF)
                                               -------------------------------------------------------
                                                                                             NATURAL
                                               UNITED               OTHER                      GAS
                                               STATES   CANADA   COUNTRIES(1)   WORLDWIDE   SYSTEMS(2)
                                               ------   ------   ------------   ---------   ----------
Net proved developed and undeveloped
  reserves(3)
  January 1, 2000............................   3,269      73         --          3,342         198
     Revisions of previous estimates.........    (203)    (62)        --           (265)         11
     Extensions, discoveries and other.......     802     155         91          1,048          --
     Purchases of reserves in place..........     499       2         --            501          --
     Sales of reserves in place..............     (19)     --         --            (19)         --
     Production..............................    (328)     (1)        --           (329)        (33)
                                               ------    ----        ---         ------        ----
  December 31, 2000..........................   4,020     167         91          4,278         176
     Revisions of previous estimates.........    (996)   (136)       (51)        (1,183)         42
     Extensions, discoveries and other.......     604      85         --            689          --
     Purchases of reserves in place..........     103      83         --            186          --
     Sales of reserves in place..............      --      --         --             --          --
     Production..............................    (373)    (13)        --           (386)        (35)
                                               ------    ----        ---         ------        ----

---------------

(1) Includes International operations in Brazil, Hungary and Indonesia.

(2) Includes natural gas and oil properties owned by Colorado Interstate Gas Company and its subsidiaries that were sold in 2002.

(3) Net proved reserves exclude royalties and interests owned by others and reflects contractual arrangements and royalty obligations in effect at the time of the estimate.

                                                                NATURAL GAS (IN BCF)
                                               -------------------------------------------------------
                                                                                             NATURAL
                                               UNITED               OTHER                      GAS
                                               STATES   CANADA   COUNTRIES(1)   WORLDWIDE   SYSTEMS(2)
                                               ------   ------   ------------   ---------   ----------
Net proved developed and undeveloped
  reserves(3)
  December 31, 2001..........................   3,358     186         40          3,584         183
     Revisions of previous estimates.........    (169)    (70)        31           (208)         --
     Extensions, discoveries and other.......     195      56          5            256          --
     Purchases of reserves in place..........      --       5         --              5          --
     Sales of reserves in place..............  (1,569)    (30)        --         (1,599)       (183)
     Production..............................    (247)    (17)        --           (264)         --
                                               ------    ----        ---         ------        ----
  December 31, 2002..........................   1,568     130         76          1,774          --
                                               ======    ====        ===         ======        ====
Proved developed reserves
     December 31, 2000.......................   1,816     112         --          1,928         176
     December 31, 2001.......................   1,613     138         --          1,751         183
     December 31, 2002.......................     969     104         --          1,073          --

---------------

(1) Includes International operations in Brazil, Hungary and Indonesia.

(2) Includes natural gas and oil properties owned by Colorado Interstate Gas Company and its subsidiaries that were sold in 2002.

(3) Net proved reserves exclude royalties and interests owned by others and reflects contractual arrangements and royalty obligations in effect at the time of the estimate.

                                                                    LIQUIDS(1)(IN MBBLS)
                                                  --------------------------------------------------------
                                                                                                 NATURAL
                                                  UNITED                OTHER                      GAS
                                                  STATES    CANADA   COUNTRIES(2)   WORLDWIDE   SYSTEMS(3)
                                                  -------   ------   ------------   ---------   ----------
Net proved developed and undeveloped reserves(4)
  January 1, 2000...............................   56,878      867          --        57,745        249
     Revisions of previous estimates............      238     (544)         --          (306)         7
     Extensions, discoveries and other..........    8,231    3,600       4,862        16,693         --
     Purchases of reserves in place.............    6,546       13          --         6,559         --
     Sales of reserves in place.................     (609)      --          --          (609)        --
     Production.................................   (6,477)     (13)         --        (6,490)       (25)
                                                  -------   ------      ------       -------       ----
  December 31, 2000.............................   64,807    3,923       4,862        73,592        231
     Revisions of previous estimates............   25,140   (4,224)     (4,862)       16,054       (118)
     Extensions, discoveries and other..........   24,843    1,173       7,771        33,787         --
     Purchases of reserves in place.............      101   10,570          --        10,671         --
     Production.................................   (8,227)    (560)         --        (8,787)       (16)
                                                  -------   ------      ------       -------       ----
  December 31, 2001.............................  106,664   10,882       7,771       125,317         97
     Revisions of previous estimates............  (32,823)  (1,798)     (5,660)      (40,281)        --
     Extensions, discoveries and other..........    4,565      282      10,541        15,388         --
     Purchases of reserves in place.............       --      362          --           362         --
     Sales of reserves in place.................   (4,998)  (2,535)         --        (7,533)       (97)
     Production.................................   (6,928)  (1,053)         --        (7,981)        --
                                                  -------   ------      ------       -------       ----
  December 31, 2002.............................   66,480    6,140      12,652        85,272         --
                                                  =======   ======      ======       =======       ====
Proved developed reserves
     December 31, 2000..........................   36,404    2,723          --        39,127        231
     December 31, 2001..........................   62,704    7,341          --        70,045         97
     December 31, 2002..........................   40,621    4,446          --        45,067         --

---------------

(1) Includes oil, condensate and natural gas liquids.
(2) Includes International operations in Brazil, Hungary and Indonesia.
(3) Includes natural gas and oil properties owned by Colorado Interstate Gas Company and its subsidiaries that were sold in 2002.
(4) Net proved reserves exclude royalties and interests owned by others and reflects contractual arrangements and royalty obligations in effect at the time of the estimate.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond our control. The reserve data represents only estimates. Reservoir engineering is a subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact manner.

     The significant changes to reserves, other than purchases, sales or production, are due to reservoir performance in existing fields and from drilling additional wells in existing fields. There have been no major discoveries or other events, favorable or adverse, that may be considered to have caused a significant change in the estimated proved reserves since December 31, 2002.

     Results of operations from producing activities by fiscal year were as follows at December 31 (in millions):

                                                       UNITED                OTHER
                                                       STATES    CANADA   COUNTRIES(1)   WORLDWIDE
                                                       ------    ------   ------------   ---------
2002
Net Revenues
  Sales to external customers........................  $  241    $  47        $ --        $  288
  Affiliated sales...................................     886       20          --           906
                                                       ------    -----        ----        ------
         Total.......................................   1,127       67          --         1,194
Production costs(2)..................................    (163)     (18)         (1)         (182)
Depreciation, depletion and amortization.............    (421)     (28)         --          (449)
Ceiling test charges.................................      --     (226)        (10)         (236)
Loss on sale of assets(3)............................    (702)      --          --          (702)
                                                       ------    -----        ----        ------
                                                         (159)    (205)        (11)         (375)
Income tax benefit...................................      58       83           4           145
                                                       ------    -----        ----        ------
Results of operations from producing activities......  $ (101)   $(122)       $ (7)       $ (230)
                                                       ======    =====        ====        ======
2001
Net Revenues
  Sales to external customers........................  $  391    $  45        $ --        $  436
  Affiliated sales...................................   1,484        1          --         1,485
                                                       ------    -----        ----        ------
         Total.......................................   1,875       46          --         1,921
Production costs(2)..................................    (210)     (12)         --          (222)
Depreciation, depletion and amortization.............    (435)     (17)         --          (452)
Ceiling test charges.................................      --      (87)        (28)         (115)
                                                       ------    -----        ----        ------
                                                        1,230      (70)        (28)        1,132
Income tax (expense) benefit.........................    (430)      25          (9)         (414)
                                                       ------    -----        ----        ------
Results of operations from producing activities......  $  800    $ (45)       $(37)       $  718
                                                       ======    =====        ====        ======
2000
Net Revenues
  Sales to external customers........................  $  867    $   6        $ --        $  873
  Affiliated sales...................................     214       --          --           214
                                                       ------    -----        ----        ------
         Total.......................................   1,081        6          --         1,087
Production costs(2)..................................    (236)      (1)         --          (237)
Depreciation, depletion and amortization.............    (372)      (1)         --          (373)
                                                       ------    -----        ----        ------
                                                          473        4          --           477
Income tax expense...................................    (160)      (2)         --          (162)
                                                       ------    -----        ----        ------
Results of operations from producing activities......  $  313    $   2        $ --        $  315
                                                       ======    =====        ====        ======

---------------

(1) Includes international operations in Brazil, Hungary and Indonesia.
(2) Production costs include direct lifting costs (labor, repairs and maintenance materials and supplies) and the administrative costs of field offices, insurance and property and severance taxes.
(3) We recognized a loss of $702 million, or $452 million net of tax, on the sale of natural gas and oil properties in Utah. A loss was recognized on this sale because the reserves sold exceeded 25 percent of our total reserves and significantly altered the relationship between capitalized costs and proved reserves.

     The standardized measure of discounted future net cash flows relating to proved natural gas and oil reserves follows at December 31 (in millions):

                                                                                         NATURAL
                                          UNITED                OTHER                      GAS
                                          STATES    CANADA   COUNTRIES(1)   WORLDWIDE   SYSTEMS(2)
                                          -------   ------   ------------   ---------   ----------
2002
Future cash inflows(3)..................  $ 8,625   $ 671       $ 542        $ 9,838      $  --
Future production costs.................   (1,418)   (127)       (124)        (1,669)        --
Future development costs................   (1,022)    (16)       (133)        (1,171)        --
Future income tax expenses..............   (1,585)    (21)        (50)        (1,656)        --
                                          -------   ------      -----        -------      -----
Future net cash flows...................    4,600     507         235          5,342         --
10% annual discount for estimated timing
  of cash flows.........................   (1,822)   (220)       (127)        (2,169)        --
                                          -------   ------      -----        -------      -----
Standardized measure of discounted
  future net cash flows.................  $ 2,778   $ 287       $ 108        $ 3,173      $  --
                                          =======   ======      =====        =======      =====
Standardized measure of discontinued
  future net cash flows, including
  effects of hedging activities.........  $ 2,718   $ 287       $ 108        $ 3,113      $  --
                                          =======   ======      =====        =======      =====
2001
Future cash inflows(4)..................  $ 9,815   $ 641       $ 253        $10,709      $ 313
Future production costs.................   (1,691)   (196)        (51)        (1,938)       (34)
Future development costs................   (1,391)    (83)        (73)        (1,547)       (30)
Future income tax expenses..............   (1,436)     (8)        (23)        (1,467)       (83)
                                          -------   ------      -----        -------      -----
Future net cash flows...................    5,297     354         106          5,757        166
10% annual discount for estimated timing
  of cash flows.........................   (2,347)   (143)        (52)        (2,542)       (72)
                                          -------   ------      -----        -------      -----
Standardized measure of discounted
  future net cash flows.................  $ 2,950   $ 211       $  54        $ 3,215      $  94
                                          =======   ======      =====        =======      =====
Standardized measure of discounted
  future net cash flows, including
  effects of hedging activities.........  $ 3,361   $ 211       $  54        $ 3,626      $  94
                                          =======   ======      =====        =======      =====
2000
Future cash inflows(5)..................  $27,535   $1,597      $ 397        $29,529      $ 474
Future production costs.................   (3,767)   (136)        (70)        (3,973)       (59)
Future development costs................   (1,297)    (35)       (139)        (1,471)       (51)
Future income tax expenses..............   (7,014)   (599)        (60)        (7,673)      (116)
                                          -------   ------      -----        -------      -----
Future net cash flows...................   15,457     827         128         16,412        248
10% annual discount for estimated timing
  of cash flows.........................   (6,522)   (469)       (109)        (7,100)       (89)
                                          -------   ------      -----        -------      -----
Standardized measure of discounted
  future net cash flows.................  $ 8,935   $ 358       $  19        $ 9,312      $ 159
                                          =======   ======      =====        =======      =====
Standardized measure of discounted
  future net cash flows, including
  effects of hedging activities.........  $ 8,590   $ 358       $  19        $ 8,967      $ 159
                                          =======   ======      =====        =======      =====

---------------

(1) Includes international operations in Brazil, Hungary and Indonesia.
(2) Includes natural gas and oil properties owned by Colorado Interstate Gas Company and its subsidiaries that were sold in 2002.
(3) Excludes $111 million of future cash outflows attributable to hedging activities.
(4) Excludes $684 million of future cash inflows attributable to hedging activities.
(5) Excludes $555 million of future cash outflows attributable to hedging activities.

     For the calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves were computed using year-end market natural gas and oil prices. We may receive amounts different than the standardized measure of discounted cash flow for a number of reasons, including price changes and the effects of our hedging activities.

     We do not rely upon the standardized measure when making investment and operating decisions. These decisions are based on various factors including probable and proved reserves, different price and cost assumptions, actual economic conditions, capital availability and corporate investment criteria.

     The following are the principal sources of change in the standardized measure of discounted future net cash flows (in millions):

                                                                    YEARS ENDED DECEMBER 31,(1)
                                              -----------------------------------------------------------------------
                                                  2002                   2001                         2000
                                              -------------   --------------------------   --------------------------
                                               EXPLORATION     EXPLORATION     NATURAL      EXPLORATION     NATURAL
                                                   AND             AND           GAS            AND           GAS
                                              PRODUCTION(2)   PRODUCTION(2)   SYSTEMS(3)   PRODUCTION(2)   SYSTEMS(3)
                                              -------------   -------------   ----------   -------------   ----------
Sales and transfers of natural gas and oil
  produced net of production costs..........     $(1,011)        $(1,697)       $(255)        $(1,300)        $(52)
Net changes in prices and production
  costs.....................................       3,652          (8,160)          10           6,697          150
Extensions, discoveries and improved
  recovery, less related costs..............         568             766           --           3,586           --
Changes in estimated future development
  costs.....................................        (362)            (20)          13              --           --
Previously estimated development costs
  incurred during the period................         258             337           --              83           --
Revisions of previous quantity estimates....        (884)         (1,085)          39            (693)          34
Accretion of discount.......................         387           1,308           23             194            4
Net change in income taxes..................        (237)          3,098           25          (3,337)         (42)
Purchases of reserves in place..............          13             222           --           1,292           --
Sales of reserves in place..................      (2,962)             --           --             (14)          --
Changes in production rates, timing and
  other.....................................         536            (866)          80              49           --
                                                 -------         -------        -----         -------         ----
  Net change................................     $   (42)        $(6,097)       $ (65)        $ 6,557         $ 94
                                                 =======         =======        =====         =======         ====

---------------

(1) This disclosure reflects the change in standardized measure excluding the effects of hedging activities.
(2) Includes operations in the United States, Canada, Brazil, Hungary and Indonesia.
(3) Includes natural gas and oil properties owned by Colorado Interstate Gas Company and its subsidiaries that were sold in 2002.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of El Paso CGP Company

     In our opinion, the accompanying consolidated balance sheets and related consolidated statements of income, comprehensive income, stockholder's equity and cash flows present fairly, in all material respects, the consolidated financial position of El Paso CGP Company and its subsidiaries (the "Company") at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule for each of the two years in the period ended December 31, 2002 of valuation and qualifying accounts presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 1, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets and Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets on January 1, 2002; DIG Issue No. C-16, Scope
Exceptions: Applying the Normal Purchases and Sales Exception to Contracts that Combine a Forward Contract and Purchased Option Contract in the second quarter of 2002, and EITF Issue No. 02-3, Accounting for Contracts Involved in Energy Trading and Risk Management Activities, Consensus 1 and 2; in the third and fourth quarter of 2002, respectively.

     As discussed in Notes 1 and 11, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, on January 1, 2001.

     We also audited the adjustments described in Note 18 that were applied to restate the disclosures of 2000 segment information in the accompanying consolidated financial statements to give retroactive effect to the change in reportable segments. In our opinion, such adjustments are appropriate and have been properly applied to the prior period consolidated financial statements.

     As discussed in Note 17, during 2001, the Company changed the measurement date used to account for pension and postretirement benefits other than pensions from December 31 to September 30.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 28, 2003, except as to the reclassification of the petroleum markets business as discontinued operations discussed in Note 9 as to which the date is September 12, 2003

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder of
El Paso CGP Company
Houston, Texas

     We have audited the consolidated statements of income, stockholders' equity, cash flows and comprehensive income of El Paso CGP Company (formerly The Coastal Corporation) and subsidiaries, for the year ended December 31, 2000. Our audit also included El Paso CGP schedule of valuation and qualifying accounts for the year ended December 31, 2000. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the El Paso CGP Company's results of operations and cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Houston, Texas
March 19, 2001
(March 28, 2003 as to the effects of reclassifications related to the adoption of net reporting for trading activities and accounting for coal mining operations as discontinued operations as discussed in notes 1 and 9, respectively, and September 23, 2003 as to the effects of reclassifications related to accounting for petroleum operations as discontinued operations as discussed in note 9.)

                                  SCHEDULE II

                      EL PASO CGP COMPANY AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                                 (IN MILLIONS)

                                                         CHARGED TO
                                            BALANCE AT   COSTS AND    CHARGED TO                    BALANCE
                                            BEGINNING     EXPENSES      OTHER                       AT END
               DESCRIPTION                  OF PERIOD    AND OTHER     ACCOUNTS    DEDUCTIONS      OF PERIOD
               -----------                  ----------   ----------   ----------   ----------      ---------
2002
  Allowance for doubtful accounts(7)......     $ 23         $  1         $  4         $ (7)(1)       $ 21
  Legal reserves(7).......................       51          (10)          11          (26)(2)         26
  Environmental reserves(7)...............      163           (6)         (94)(6)      (16)            47
  Provision for refund....................        5            7           --           (8)             4
2001
  Allowance for doubtful accounts(7)......     $ 10         $ 19         $ --         $ (6)(1)       $ 23
  Legal reserves(7).......................       23           27(3)         1           --             51
  Environmental reserves(7)...............       13          151(3)        --           (1)           163
  Provision for refund....................       --            5           --           --              5
2000
  Allowance for doubtful accounts(7)......     $ 23         $  1         $(12)        $ (2)(1)       $ 10
  Legal reserves(7).......................       45          (21)(5)       --           (1)            23
  Environmental reserves(7)...............        8            5           --           --             13
  Provision for refund....................        8            2           --          (10)            --

---------------
(1) Primarily accounts written off.
(2) Payments for various litigation reserves.
(3) These amounts primarily relate to additional liabilities recorded in connection with changes in our estimates of these liabilities. See Note 5 for a further discussion of this change.
(4) During 2001, we accrued $23 million of reserves. In June, we leased our Corpus Christi refinery to Valero, and as a result we reversed $24 million of reserves.
(5) Includes reversal of $16 million of legal reserves due to a favorable resolution of natural gas price-related contingencies.
(6) In November 2002, we sold Coastal Mart Inc to an affiliate of El Paso Corporation which included environmental reserves of $95 million.
(7) Excludes amounts related to our discontinued petroleum markets and coal mining operations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          EL PASO CGP COMPANY

                                          By:     /s/ JEFFERY I. BEASON
                                            ------------------------------------
                                                     Jeffery I. Beason
                                            Senior Vice President and Controller
                                               (Principal Accounting Officer)

Date: September 23, 2003